Filed Pursuant to Rule 424(b)(2)

Registration No. 333-253432

PROSPECTUS SUPPLEMENT dated September 14, 2021 (To Prospectus dated February 24, 2021)

$50,000,000 ETRACS IFED Invest with the Fed TR Index ETN due September 15, 2061

The ETRACS IFED Invest with the Fed TR Index ETN due September 15, 2061 (the “Securities”) are senior unsecured debt securities issued by UBS that provide an unleveraged long exposure to the performance of the IFED Large-Cap US Equity Index Total Return (the “Index”). The Index is the total return version of the IFED Large-Cap US Equity Index. The Securities are subject to a Daily Tracking Fee equivalent to 0.45% per annum (as described below). The Index tracks large-cap U.S. equities that are determined by the Index Sponsor (as defined below) to be best positioned to benefit from the prevailing monetary environment. Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Daily Tracking Fee, as described herein. If you elect to redeem your Securities early, you will receive a cash payment upon early redemption based on the performance of the Index less the Daily Tracking Fee and the Redemption Fee Amount, as described herein.

The Securities do not guarantee any return of your initial investment. You will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right if the level of the Index declines or does not increase by an amount sufficient to offset the Daily Tracking Fee and the Redemption Fee Amount, if applicable. Any payment on the Securities at maturity, upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended to be used as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investments in the Securities.

Although application has been made for listing the Securities on NYSE Arca, there is no guarantee that such application will be approved or that if approved, a liquid market will develop or be maintained.

General Considerations for the Securities

➣	The Securities are senior unsecured debt securities issued by UBS, maturing on September 15, 2061.
➣	The initial issuance of the Securities will trade on September 14, 2021 and settle on September 17, 2021.
➣	The Securities do not guarantee any return of principal and do not pay any interest during their term.
➣	The Closing Indicative Value of the Securities is recalculated each calendar day to reflect the performance of the Index.
➣

A Daily Tracking Fee calculated at the rate of 0.45% per annum of the Closing Indicative Value on the previous calendar day, multiplied by the Index Factor, is deducted each calendar day from the Closing Indicative Value on such calendar day.

➣

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Closing Indicative Value of the Securities at the end of the applicable measurement period, as described herein.

➣

You may exercise your right to redeem your Securities early with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount, as described herein.

➣	The Index is designed to track large-cap U.S. equities that are determined by the Index Sponsor (as defined below) to be best positioned to benefit from the prevailing monetary environment.
➣	The Index is a total return index and the Index level reflects the notional reinvestment of the cash distributions from its constituent securities.

See “RISK_FACTORS” beginning on page S-17 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities may have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated September 14, 2021

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B

Initial Trade Date:	September 14, 2021

Initial Settlement Date:	September 17, 2021

Term:	40 years, subject to your right to require UBS to redeem your Securities on any Redemption Date and to the UBS Call Right, each as described below.

Maturity Date:	September 15, 2061, subject to adjustment

Stated Principal Amount:	$25.00 per Security. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

Underlying Index:

The IFED Large-Cap US Equity Index Total Return (Bloomberg: “IFEDLT”) is the total return version of the IFED Large-Cap US Equity Index (Bloomberg: “IFEDL”). The Index tracks large-cap U.S. equities that are determined by Economic Index Associates, LLC (“EIA” or the “Index Sponsor”) to be best positioned to benefit from the prevailing monetary environment. We refer to the companies included in the Index as the “Index Constituent Securities”. The Index is developed by EIA and calculated by Indxx LLC (“Indxx”). The Index is a total return index and the Index level reflects the notional reinvestment of the cash distributions from its constituent securities. See “IFED Large-Cap US Equity Index Total Return” beginning on page S-31.

Closing Indicative Value

The Closing Indicative Value represents the dollar value per Security that an investor would receive on any day, if it redeemed the Security on such day (excluding any Redemption Fee Amount).

The “Closing Indicative Value” per Security, will be calculated as follows:

(1)    On the Initial Trade Date, $25.00 per Security;

(2)    On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the previous calendar day * Index Factor)—Daily Tracking Fee

(3)    From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) + Measurement Period Cash Amount

During the applicable Measurement Period, the Daily Tracking Fee is taken into account when calculating the Measurement Period Cash Amount. See the definition of “Measurement Period Cash Amount” under “Specific Terms of the Securities — Cash Settlement Amount at Maturity” below.

The minimum value of the Closing Indicative Value on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

Current Indicative Value / intraday indicative value:

The “Current Indicative Value” (or “intraday indicative value”), as determined by the Security Calculation Agent, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

Index Factor:

The “Index Factor” on any Index Business Day prior to but excluding the first day of an applicable Measurement Period, will equal:

(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.

From and including the first day of an applicable Measurement Period, the Index Factor will equal:

(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day. The Index Factor will therefore equal one (1) on any calendar day that is not an Index Business Day and is prior to the first Index Business Day of a five-day Measurement Period.

(cover continued on next page)

Daily Tracking Fee:

The “Daily Tracking Fee” means, as of any date of determination, an amount per Security equal to 0.45% per annum, calculated as follows:

(1)    On the Initial Trade Date, $0.00 per Security;

(2)    On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(0.45% / 365) × Closing Indicative Value on the immediately preceding calendar day × Index Factor

(3)    From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(0.45% / 365) × Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor on the immediately preceding calendar day

The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

Early Redemption; Redemption Amount:

Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date — the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date.

Payment at Maturity; Call Settlement Amount; Cash Settlement Amount:

For each Security, unless earlier redeemed, you will receive at maturity or upon UBS call a cash payment equal to the Closing Indicative Value on the last day of an applicable Measurement Period.

We refer to this cash payment as the “Cash Settlement Amount” or the “Call Settlement Amount”, as applicable. If the amount so calculated is equal to or less than zero, the payment at maturity or upon UBS call, as applicable, will be zero.

UBS Call Right:

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

In the event that the Market Value of the Securities outstanding is less than $250,000,000 as at the close of business on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, the Call Measurement Period will be the Call Valuation Date. For details of the applicable “Call Measurement Periods”, see “Specific Terms of the Securities — UBS Call Right” beginning on page S-58.

Call Valuation Date:	The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

Measurement Period / Market Value:

The “Measurement Period” means the Final Measurement Period or the Call Measurement Period, as applicable.

The “Final Measurement Period” means:

(1)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event”; or

(2)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $250,000,000, the five (5) Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The “Call Measurement Period” means:

(1)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than $250,000,000, the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event.”; or

(2)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than $250,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event.”

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

The “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, or (b) the Calculation Date, will equal: (i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by IFEDSO <Index> on Bloomberg.

(cover continued on next page)

Measurement Period Cash Amount:

The Measurement Period Cash Amount represents the portion of the Closing Indicative Value that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index. At the close of trading of each Index Business Day during a five-day Measurement Period, approximately 20% of the Closing Indicative Value, on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Closing Indicative Value that was deemed converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Closing Indicative Value will be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

The “Measurement Period Cash Amount” per Security, will be calculated as follows:

(1)    $0.00, on any calendar day prior to but excluding the first day of an applicable Measurement Period

(2)    On the first day of an applicable one-day Measurement Period:

(a)    At the close of trading on such Index Business Day, the (Closing Indicative Value, on the immediately preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee.

(3)     From and including the first day of an applicable five-day Measurement Period:

(a)    At the close of trading on each Index Business Day, will equal:

(a) Measurement Period Cash Amount on the immediately preceding calendar day, plus (b) ( (i) Closing Indicative Value, on the calendar day immediately preceding the first day of such Measurement Period, times (ii) Index Factor, divided by (iii) five), minus (c) Daily Tracking Fee

(b)    On any calendar day that is not an Index Business Day, will equal the Measurement Period Cash Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee

(4)    On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

The minimum value of the Measurement Period Cash Amount on any calendar day will be zero. If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

Residual Factor:

The Residual Factor is intended to approximate the percentage of the Closing Indicative Value that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas.

The “Residual Factor” will be calculated as follows:

(1)    1.0 on any calendar day, prior to but excluding the first day of an applicable Measurement Period

(2)    From and including the first day of an applicable five-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such five-day Measurement Period, divided by (b) five.

For example, on the first Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (4/5), on the second Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (3/5), on the third Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (2/5), on the fourth Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (1/5) and on the last Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal zero.

(3)    On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

Index Closing Level:

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on  Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. If the closing level of the Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

23572.14 is the initial Index Closing Level measured on September 14, 2021 (the Initial Trade Date), as determined by the Security Calculation Agent.

Security Calculation Agent:	UBS Securities LLC or any successor agent appointed by UBS.

Calculation Date:

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

The “Calculation Date” means September 6, 2061 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Index Business Day:	“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

First Redemption Date:	The “First Redemption Date” means the fourth Index Business Day immediately following the Initial Trade Date, subject to adjustments.

(cover continued on next page)

Final Redemption Date:	The “Final Redemption Date” means the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments.

Listing:

Application has been made to list the Securities on NYSE Arca under the symbol “IFED”. There can be no assurance that such application will be approved or that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value Symbol of the Securities:

The Current Indicative Value (or intraday indicative value) of the Securities will be published on each Index Business Day under the ticker symbols:

IFEDIV <INDEX> (Bloomberg); ^IFED-IV (Yahoo! Finance).

Intraday Index Value:

On each Index Business Day, the Index Calculation Agent, will calculate and publish the “Intraday Index Value” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “IFEDLT Index”.

Index Calculation Agent:	The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Indxx.

Split or reverse split of the Securities:

We may, at any time in our sole discretion, initiate a split or reverse split of the Securities. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split, and its effective date. The date of such notice shall be deemed to be the “announcement date” of the split or reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date of the split or reverse split will be the next Business Day after the record date. In the event of a split or reverse split, the Current Indicative Value of the Securities will be adjusted accordingly. See “Specific Terms of the Securities – Split or Reverse Split of the Securities” beginning on page S-59.

Related Definitions:

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-52 for the definitions of “Business Day,” and “Primary Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-56 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-57 for the definitions of  “Redemption Notice,” and “Redemption Confirmation.”

CUSIP Number:	90278V768

ISIN Number:	US90278V7689

(cover continued on next page)

On the Initial Trade Date, we sold $50,000,000 aggregate Stated Principal Amount of Securities (2,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of the Securities and may also receive a portion of the Daily Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors transacting directly with it, a creation fee. This creation fee may vary over time at UBS’s discretion.

Please see “Supplemental Plan of Distribution” on page S-73 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC, or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this prospectus supplement modify or supplement those described in the accompanying prospectus and, if the terms described in this prospectus supplement are inconsistent with those described in the accompanying prospectus, the terms described in this prospectus supplement are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated February 24, 2021 at:

https://www.sec.gov/Archives/edgar/data/1114446/000119312521054082/d138688d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-9
Risk Factors	S-17
IFED Large Cap US Equity Index Total Return	S-31
Valuation of the Index and the Securities	S-50
Specific Terms of the Securities	S-52
Use of Proceeds and Hedging	S-66
Material U.S. Federal Income Tax Consequences	S-67
Benefit Plan Investor Considerations	S-72
Supplemental Plan of Distribution	S-73
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and that, unless otherwise indicated, references to time are to New York City time.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on it agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, over the counter (“OTC”) derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with any outstanding Securities. In addition, we may slow or suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for such Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the IFED Large-Cap US Equity Index Total Return (the “Index”) (Bloomberg: “IFEDLT”). The Securities do not have a minimum payment at maturity, upon redemption or upon call and are fully exposed to any decline in the Index. Therefore, a purchase of the Securities is exposed to the risk of loss of the entire amount invested.

Unlike ordinary debt securities, the Securities do not pay any coupons and do not guarantee any return of principal at maturity or upon early redemption or exercise of our call right. You may lose all or a substantial portion of your initial investment.

The Index

The Index is a composite of large-cap U.S. companies that have actively-traded common stock whose primary listing is on an eligible U.S. exchange, namely the New York Stock Exchange (“NYSE”) and Nasdaq. The Index is designed to maximize exposure to those large-cap U.S. equities best positioned to benefit from the prevailing monetary environment. The Index uses a combination of Federal Reserve Board (the “Federal Reserve”) policy developments and key firm metrics to select stocks via a transparent and rules-based active strategy (the “IFED Strategy”). The Index Sponsor has developed empirical research that presents support for the view that, if measured properly, there is a significant and consistent association between the Federal Reserve monetary policy shifts and subsequent return on equities and other securities. For a detailed description of the Index, see “IFED Large-Cap US Equity Index Total Return” beginning on page S-31.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the Closing Indicative Value.

We refer to the qualifying large-cap U.S. companies included in the Index as the “Index Constituent Securities.”

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment based on the performance of the Index, reduced by the Daily Tracking Fee. The cash payment will be equal to the Closing Indicative Value on the last day of the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The “Closing Indicative Value” per Security will be calculated as follows:

(1)	On the Initial Trade Date, $25.00 per Security
(2)	On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the previous calendar day * Index Factor) - Daily Tracking Fee

(3)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) + Measurement Period Cash Amount

During the applicable Measurement Period, the Daily Tracking Fee is taken into account when calculating the Measurement Period Cash Amount. See the definition of “Measurement Period Cash Amount” under “Specific Terms of the Securities — Cash Settlement Amount at Maturity” below.

The minimum value of the Closing Indicative Value on any calendar day will be zero. If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose all or a substantial portion of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Index Closing Level at the end of the Final Measurement Period, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value.

Illustrative Example:

The below illustrative example demonstrates how the Closing Indicative Value is calculated on each day during a five-day Measurement Period. For the ease of analysis and presentation, the example assumes (a) no Daily

Tracking Fee is accrued during the Measurement Period and (b) the Index Closing Level remains unchanged throughout the Measurement Period.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-52.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-58.

No Coupon Payments

The Securities will not pay any coupon payments during their term.

UBS Call Right

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-58.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day from and including the First Redemption Date through and including the Final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities – Redemption Procedures,” you will receive payment for your Securities on the second business day following the applicable Redemption Valuation Date (the “Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.

The Redemption Valuation Date is the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities – Early Redemption at the Option of the Holders” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume that you will be entitled to any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities – Market Disruption Event” beginning on page S-60.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-56.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount will reduce your Redemption Amount. If the level of the Index (as measured by the Index Closing Level on the Redemption Valuation Date compared to the initial Index closing level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount you may lose some or all of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-58.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker or other person through whom you hold your Securities to deliver a notice of redemption (“Redemption Notice”), which is attached to this Prospectus Supplement as Annex A, to UBS by email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker or other person through whom you hold your Securities must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-57, and “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-17.

➢

You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, will reduce your final payment. If the increase in the level of the Index (as measured by the Index Closing Level at the end of the applicable Measurement Period or on the Redemption Valuation Date, as applicable, as compared to the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable)) is insufficient to offset the negative effect of the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, or if the final Index Closing Level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity or call, or upon early redemption.

➢

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who are willing to actively and continuously monitor their investment, and who understand how path dependence affects the value of the Securities — The Securities require an understanding of path dependence of investment results and are intended to be used as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value and Index Factor, and the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events (including the outbreak of contagious or pandemic diseases, such as the recent coronavirus (COVID-19)).

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption or call. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

We have potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As determinations by the Security Calculation Agent may adversely affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such determination.

➢	You will not receive any coupon payment — You will not receive any coupon payment on the Securities.
➢

A trading market for the Securities may not develop — Although application has been made to list the Securities on NYSE Arca, there is no assurance that such application will be approved and we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities set forth on the cover of this prospectus supplement. We may issue and sell additional Securities from time to time and we may cease and resume sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢

Conditions to early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement for redemption. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time-to-time in its sole discretion, there can be no assurance that we will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from our election to do so.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after we receive your redemption notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢

Potential adverse tax treatment — The tax treatment of the Securities is uncertain and you may be subject to adverse U.S. tax consequences in respect of your ownership of the Securities. You should consult your own tax advisor about your own tax situation.

➢

Reinvestment of Notional Distributions of Index Constituent Securities — The Index accounts for cash dividends and distributions by the Index Constituent Securities by reinvesting such amounts in the Index after market close on the applicable ex-dividend or ex-distribution date.

➢

UBS Call Right — We may elect to redeem all issued and outstanding Securities at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the payment you would have otherwise been entitled to at maturity. In addition, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose all or a substantial portion of your investment.
➢

You seek an investment with a return linked to the performance of the total return Index, which tracks large-cap U.S. equities that are determined by the Index Sponsor based on its fully rule-based strategy to be best positioned to benefit from the prevailing monetary environment and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities.

➢

You are a sophisticated investor who understands path dependence of investment results and believes the level of the Index will increase during the term of the Securities by an amount sufficient to offset the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount.

➢	You are aware, and are willing to accept the risk, that the Securities may trade at a substantial premium to or discount from, their Current Indicative Value (or intraday indicative value).
➢	You are willing to hold securities that have a long-term maturity (40 years).
➢

You are willing to accept the risks inherent in investing in a security linked to the Index, which tracks large-cap U.S. equities that are determined by the Index Sponsor based on its fully rule-based strategy to be best positioned to benefit from the prevailing monetary environment and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities.

➢	You are willing to hold securities that may we may call at any time.
➢	You are willing to receive no distributions, in contrast to owning interests in the Index Constituent Securities directly.
➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.
➢

You are willing to pay the Daily Tracking Fee and, if applicable, the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You do not seek guaranteed income from your investment and you understand that no coupon, dividend or similar payments or distributions will be made on your Securities.
➢	You are not seeking an investment for which there will be an active secondary market.
➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.
➢

You do not seek an investment with a return linked to the performance of the total return Index, which tracks large-cap U.S. equities that are determined by the Index Sponsor to be best positioned to benefit from the prevailing monetary environment, and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities.

➢

You are not a sophisticated investor, do not understand path dependence of investment results and believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the Daily Tracking Fee and in the case of early redemption at your option, any Redemption Fee Amount.

➢	You are not willing to accept the risk that the Securities may trade at a substantial premium to or discount from, their Current Indicative Value (or intraday indicative value).
➢	You are not willing to hold securities that have a long-term maturity (40 years).
➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right at any time.
➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are not willing to pay the Daily Tracking Fee and, if applicable, the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.
➢	You seek a coupon or interest payment from your investment.
➢	You seek an investment for which there will be an active secondary market.
➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent and disseminated by the Consolidated Exchange Feed of Deutsche Börse approximately every fifteen (15) seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:15 p.m. on those days specified as Index Business Days, and a daily Index level is published at approximately 5:00 p.m. on each Index Business Day. Index information, including the Index level, is available from Bloomberg L.P. (“Bloomberg”) under the symbol “IFEDLT Index”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the applicable Measurement Period or on the Redemption Valuation Date, as the case may be.

Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

UBS or its affiliates expects to hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Any of these hedging activities may adversely affect the market price of such Index constituents and/or the level of the Index and, therefore, the market value of the Securities and the amount we pay on your Securities, if any. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. You should refer to “Risk Factors— Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on the Index Constituent Securities or the Index may impair the market value of the Securities” and “Use of Proceeds and Hedging” in this prospectus supplement.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain and holders of Securities may be subject to adverse U.S. federal income tax consequences. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences.”

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-67) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year. However, the U.S. federal income tax treatment of the Securities is uncertain and the Internal Revenue Service (the “IRS”) could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by the Securities that are owned by the U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page S-67 for a summary of the tax consequences to them of holding the Securities, including a discussion of alternative treatments of the Securities that could cause them to be subject to adverse tax consequences.

Non-U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” beginning on page S-69 for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will generally be imposed in respect of the Securities, and the possibility that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS, and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity, call, or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 2.00% per year through maturity (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 2.00% per year through maturity (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 2.00% per year and decreasing by 2.00% per year in alternating years through maturity, and Example 4 shows the Index Closing Level increasing by 3.00% per year and decreasing by 3.00% per year in alternating years through maturity. For ease of analysis and presentation, the following examples assume that the term of the Securities is thirty years and that there is no Call Measurement Period. In addition, the examples assume that the Daily Tracking Fee is calculated on an annual basis.

The Following assumptions are used in each of the four examples:

➣	The Daily Tracking Fee is calculated based on a per annum rate of 0.45%
➣	The initial Closing Indicative Value per Security is $25.00
➣	The initial Index Closing Level is 23650
➣	The Redemption Fee Amount is 0.125%

These examples highlight the impact of the Daily Tracking Fee on the payment at maturity, call, or upon early redemption, under different circumstances. The Daily Tracking Fee has been calculated on an annual basis for the purposes of these examples. However, because the Daily Tracking Fee is actually calculated on a daily basis and takes into account the performance of the Index, as measured by the Closing Indicative Value, the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year thirty are as of the hypothetical Calculation Date, assuming that the Final Measurement Period is the Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity, upon early redemption or upon exercise by UBS of its call right, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The Index Closing Level increases at a constant rate of 2.00% per year through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	23650.00		25.00	25.00
1	24123.00	1.02	25.39	25.39	0.1148	25.39	25.35
2	24605.46	1.02	25.78	25.78	0.1165	25.78	25.74
3	25097.57	1.02	26.17	26.17	0.1183	26.17	26.14
4	25599.52	1.02	26.58	26.58	0.1201	26.58	26.54
5	26111.51	1.02	26.99	26.99	0.1220	26.99	26.95
6	26633.74	1.02	27.40	27.40	0.1239	27.40	27.37
7	27166.42	1.02	27.82	27.82	0.1258	27.82	27.79
8	27709.74	1.02	28.25	28.25	0.1277	28.25	28.22
9	28263.94	1.02	28.69	28.69	0.1297	28.69	28.65
10	28829.22	1.02	29.13	29.13	0.1317	29.13	29.09
11	29405.80	1.02	29.58	29.58	0.1337	29.58	29.54
12	29993.92	1.02	30.04	30.04	0.1358	30.04	30.00
13	30593.80	1.02	30.50	30.50	0.1379	30.50	30.46
14	31205.67	1.02	30.97	30.97	0.1400	30.97	30.93
15	31829.79	1.02	31.45	31.45	0.1421	31.45	31.41
16	32466.38	1.02	31.93	31.93	0.1443	31.93	31.89
17	33115.71	1.02	32.42	32.42	0.1466	32.42	32.38
18	33778.02	1.02	32.92	32.92	0.1488	32.92	32.88
19	34453.58	1.02	33.43	33.43	0.1511	33.43	33.39
20	35142.66	1.02	33.94	33.94	0.1534	33.94	33.90
21	35845.51	1.02	34.47	34.47	0.1558	34.47	34.42
22	36562.42	1.02	35.00	35.00	0.1582	35.00	34.95
23	37293.67	1.02	35.54	35.54	0.1606	35.54	35.49
24	38039.54	1.02	36.09	36.09	0.1631	36.09	36.04
25	38800.33	1.02	36.64	36.64	0.1656	36.64	36.60
26	39576.34	1.02	37.21	37.21	0.1682	37.21	37.16
27	40367.87	1.02	37.78	37.78	0.1708	37.78	37.73
28	41175.22	1.02	38.36	38.36	0.1734	38.36	38.31
29	41998.73	1.02	38.95	38.95	0.1761	38.95	38.90
30	42838.70	1.02	39.55	39.55	0.1788	39.55	39.50

Cumulative Index Return	81.14%
Cumulative ETN Return	58.02%
Annualized Index Return	2.00%
Annualized ETN Return	1.54%

*	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The Index Closing Level decreases at a constant rate of 2.00% per year through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	23650.00		25.00	25.00
1	23177.00	0.98	24.39	24.39	0.1103	24.39	24.36
2	22713.46	0.98	23.79	23.79	0.1076	23.79	23.76
3	22259.19	0.98	23.21	23.21	0.1049	23.21	23.18
4	21814.01	0.98	22.65	22.65	0.1024	22.65	22.62
5	21377.73	0.98	22.09	22.09	0.0999	22.09	22.07
6	20950.17	0.98	21.55	21.55	0.0974	21.55	21.53
7	20531.17	0.98	21.03	21.03	0.0951	21.03	21.00
8	20120.55	0.98	20.52	20.52	0.0927	20.52	20.49
9	19718.13	0.98	20.01	20.01	0.0905	20.01	19.99
10	19323.77	0.98	19.53	19.53	0.0883	19.53	19.50
11	18937.30	0.98	19.05	19.05	0.0861	19.05	19.03
12	18558.55	0.98	18.58	18.58	0.0840	18.58	18.56
13	18187.38	0.98	18.13	18.13	0.0820	18.13	18.11
14	17823.63	0.98	17.69	17.69	0.0800	17.69	17.67
15	17467.16	0.98	17.26	17.26	0.0780	17.26	17.23
16	17117.82	0.98	16.84	16.84	0.0761	16.84	16.81
17	16775.46	0.98	16.42	16.42	0.0742	16.42	16.40
18	16439.95	0.98	16.02	16.02	0.0724	16.02	16.00
19	16111.15	0.98	15.63	15.63	0.0707	15.63	15.61
20	15788.93	0.98	15.25	15.25	0.0689	15.25	15.23
21	15473.15	0.98	14.88	14.88	0.0673	14.88	14.86
22	15163.69	0.98	14.52	14.52	0.0656	14.52	14.50
23	14860.41	0.98	14.16	14.16	0.0640	14.16	14.14
24	14563.20	0.98	13.82	13.82	0.0624	13.82	13.80
25	14271.94	0.98	13.48	13.48	0.0609	13.48	13.46
26	13986.50	0.98	13.15	13.15	0.0594	13.15	13.13
27	13706.77	0.98	12.83	12.83	0.0580	12.83	12.81
28	13432.64	0.98	12.51	12.51	0.0566	12.51	12.50
29	13163.98	0.98	12.21	12.21	0.0552	12.21	12.19
30	12900.70	0.98	11.91	11.91	0.0538	11.91	11.90

Cumulative Index Return	-45.45%
Cumulative ETN Return	-52.41%
Annualized Index Return	-2.00%
Annualized ETN Return	-2.45%

*	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The Index Closing Level increases by 2.00% per year or decreases by 2.00% per year in alternate years through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	23650.00		25.00	25.00
1	24123.00	1.02	25.39	25.39	0.1148	25.39	25.35
2	23640.54	0.98	24.77	24.77	0.1119	24.77	24.73
3	24113.35	1.02	25.15	25.15	0.1137	25.15	25.12
4	23631.08	0.98	24.53	24.53	0.1109	24.53	24.50
5	24103.71	1.02	24.91	24.91	0.1126	24.91	24.88
6	23621.63	0.98	24.30	24.30	0.1099	24.30	24.27
7	24094.06	1.02	24.68	24.68	0.1116	24.68	24.65
8	23612.18	0.98	24.08	24.08	0.1088	24.08	24.05
9	24084.43	1.02	24.45	24.45	0.1105	24.45	24.42
10	23602.74	0.98	23.85	23.85	0.1078	23.85	23.82
11	24074.79	1.02	24.22	24.22	0.1095	24.22	24.19
12	23593.30	0.98	23.63	23.63	0.1068	23.63	23.60
13	24065.16	1.02	23.99	23.99	0.1084	23.99	23.96
14	23583.86	0.98	23.40	23.40	0.1058	23.40	23.38
15	24055.54	1.02	23.77	23.77	0.1074	23.77	23.74
16	23574.43	0.98	23.19	23.19	0.1048	23.19	23.16
17	24045.91	1.02	23.54	23.54	0.1064	23.54	23.51
18	23565.00	0.98	22.97	22.97	0.1038	22.97	22.94
19	24036.30	1.02	23.32	23.32	0.1054	23.32	23.29
20	23555.57	0.98	22.75	22.75	0.1028	22.75	22.72
21	24026.68	1.02	23.10	23.10	0.1044	23.10	23.07
22	23546.15	0.98	22.54	22.54	0.1019	22.54	22.51
23	24017.07	1.02	22.89	22.89	0.1035	22.89	22.86
24	23536.73	0.98	22.33	22.33	0.1009	22.33	22.30
25	24007.46	1.02	22.67	22.67	0.1025	22.67	22.64
26	23527.31	0.98	22.12	22.12	0.1000	22.12	22.09
27	23997.86	1.02	22.46	22.46	0.1015	22.46	22.43
28	23517.90	0.98	21.91	21.91	0.0990	21.91	21.88
29	23988.26	1.02	22.25	22.25	0.1006	22.25	22.22
30	23508.50	0.98	21.71	21.71	0.0981	21.71	21.68

Cumulative Index Return	-0.60%
Cumulative ETN Return	-13.29%
Annualized Index Return	-0.02%
Annualized ETN Return	-0.47%

*	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The Index level increases by 3.00% per year or decreases by 3.00% per year in alternate years through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	23650.00		25.00	25.00
1	22940.50	0.97	24.14	24.14	0.1091	24.14	24.11
2	23628.72	1.03	24.75	24.75	0.1119	24.75	24.72
3	22919.85	0.97	23.90	23.90	0.1080	23.90	23.87
4	23607.45	1.03	24.51	24.51	0.1108	24.51	24.48
5	22899.23	0.97	23.67	23.67	0.1070	23.67	23.64
6	23586.20	1.03	24.27	24.27	0.1097	24.27	24.24
7	22878.62	0.97	23.43	23.43	0.1059	23.43	23.40
8	23564.97	1.03	24.03	24.03	0.1086	24.03	24.00
9	22858.03	0.97	23.20	23.20	0.1049	23.20	23.17
10	23543.77	1.03	23.79	23.79	0.1075	23.79	23.76
11	22837.45	0.97	22.97	22.97	0.1038	22.97	22.94
12	23522.58	1.03	23.56	23.56	0.1065	23.56	23.53
13	22816.90	0.97	22.75	22.75	0.1028	22.75	22.72
14	23501.41	1.03	23.32	23.32	0.1054	23.32	23.29
15	22796.36	0.97	22.52	22.52	0.1018	22.52	22.49
16	23480.26	1.03	23.09	23.09	0.1044	23.09	23.06
17	22775.85	0.97	22.30	22.30	0.1008	22.30	22.27
18	23459.12	1.03	22.86	22.86	0.1034	22.86	22.84
19	22755.35	0.97	22.08	22.08	0.0998	22.08	22.05
20	23438.01	1.03	22.64	22.64	0.1023	22.64	22.61
21	22734.87	0.97	21.86	21.86	0.0988	21.86	21.83
22	23416.92	1.03	22.42	22.42	0.1013	22.42	22.39
23	22714.41	0.97	21.65	21.65	0.0978	21.65	21.62
24	23395.84	1.03	22.19	22.19	0.1003	22.19	22.17
25	22693.97	0.97	21.43	21.43	0.0969	21.43	21.40
26	23374.78	1.03	21.98	21.98	0.0993	21.98	21.95
27	22673.54	0.97	21.22	21.22	0.0959	21.22	21.19
28	23353.75	1.03	21.76	21.76	0.0984	21.76	21.73
29	22653.13	0.97	21.01	21.01	0.0950	21.01	20.98
30	23332.73	1.03	21.54	21.54	0.0974	21.54	21.52

Cumulative Index Return	-1.34%
Cumulative ETN Return	-13.93%
Annualized Index Return	-0.05%
Annualized ETN Return	-0.50%

*	Assumes that the Securities were redeemed.

Hypothetical Examples

Hypothetical Payment upon Exercise by UBS of its Call Right in Periods of Market Volatility

The following Example 5 illustrates how the Securities would perform upon exercise by UBS of its call right in hypothetical periods of market volatility. In Example 5, the Index Closing Level decreases at a constant rate of 2.00% per day for the first twenty one days, and then increases at a constant rate of 7.00% per day for the next nine days, and UBS elects to exercise its call right on day six. In this example, the Call Settlement Date is day twenty four, and the six days of Index performance following the Call Settlement Date are included solely to illustrate how an investor will not participate in the performance of the Index following the end of the Call Measurement Period. For ease of analysis and presentation, the following examples assume that the initial Closing Indicative Value was $10.00.

Example five highlights the impact of the Daily Tracking Fee on the payment upon exercise by UBS of its call right. The Daily Tracking Fee has been calculated on an annual basis for the purpose of this example. However, because the Daily Tracking Fee is actually calculated on a daily basis and takes into account the performance of the Index, as measured by the Closing Indicative Value, the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level. The figures in this example have been rounded for convenience. The Call Settlement Amount figure for day twenty one is as of the hypothetical last Index Business Day of the Call Measurement Period; assuming a five-day Call Measurement Period commencing on day seventeen and ending on day twenty-one, and given the indicated assumptions, a holder will receive payment on the Call Settlement Date (day twenty four) in the indicated amount, according to the indicated formula. The example below assumes that the Securities are called on day six and that all investors holding the Securities on day one, continue to hold the Securities through to the Call Settlement Date, and receive the Call Settlement Amount.

The following assumptions are used in this example:

➣	The Daily Tracking Fee is calculated based on a per annum rate of 0.45%
➣	The initial Closing Indicative Value per Security is $10.00
➣	The initial Index Closing Level is 23650

Hypothetical Examples

Example 5 – The Index Closing Level decreases at a constant rate of 2.00% per day for twenty one days, then increases at a constant rate of 7.00% per day for the next nine days and UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level	Index Factor	Daily Tracking Fees (1)	Current Principal Amount (2)	Measurement Period Cash Amount (3)	Closing Indicative Value (4),(5)	Residual Factor
A	B	C	D	E	F	G	H
0	23650.00			$10.0000		$10.0000
1	23177.00	0.980	$0.000121	$9.7999	$0.0000	$9.7999	1
2	22713.46	0.980	$0.000118	$9.6038	$0.0000	$9.6038	1
3	22259.19	0.980	$0.000116	$9.4116	$0.0000	$9.4116	1
4	21814.01	0.980	$0.000114	$9.2232	$0.0000	$9.2232	1
5	21377.73	0.980	$0.000111	$9.0387	$0.0000	$9.0387	1
6	20950.17	0.980	$0.000109	$8.8578	$0.0000	$8.8578	1
7	20531.17	0.980	$0.000107	$8.6805	$0.0000	$8.6805	1
8	20120.55	0.980	$0.000105	$8.5068	$0.0000	$8.5068	1
9	19718.13	0.980	$0.000103	$8.3366	$0.0000	$8.3366	1
10	19323.77	0.980	$0.000101	$8.1697	$0.0000	$8.1697	1
11	18937.30	0.980	$0.000099	$8.0062	$0.0000	$8.0062	1
12	18558.55	0.980	$0.000097	$7.8460	$0.0000	$7.8460	1
13	18187.38	0.980	$0.000095	$7.6890	$0.0000	$7.6890	1
14	17823.63	0.980	$0.000093	$7.5351	$0.0000	$7.5351	1
15	17467.16	0.980	$0.000091	$7.3843	$0.0000	$7.3843	1
16	17117.82	0.980	$0.000089	$7.2365	$0.0000	$7.2365	1
17	16775.46	0.980	$0.000087	$5.6735	$1.4183	$7.0917	0.80
18	16439.95	0.960	$0.000067	$4.1700	$2.8082	$6.9782	0.60
19	16111.15	0.941	$0.000048	$2.7244	$4.1704	$6.8947	0.40
20	15788.93	0.922	$0.000031	$1.3350	$5.5053	$6.8402	0.20
21	15473.15	0.904	$0.000015	$0.0000	$6.8135	$6.8135	-
22	16556.27	0.967	$0.000000	$0.0000	$6.8135	$6.8135	-
23	17715.21	1.035	$0.000000	$0.0000	$6.8135	$6.8135	-
24	18955.27	0.000	$0.000000	$0.0000	$0.0000	$6.8135	-
25	20282.14	0.000	$0.000000	$0.0000	$0.0000	$0.0000
26	21701.89	0.000	$0.000000	$0.0000	$0.0000	$0.0000
27	23221.03	0.000	$0.000000	$0.0000	$0.0000	$0.0000
28	24846.50	0.000	$0.000000	$0.0000	$0.0000	$0.0000
29	26585.75	0.000	$0.000000	$0.0000	$0.0000	$0.0000
30	28446.76	0.000	$0.000000	$0.0000	$0.0000	$0.0000

Cumulative Index Return	20.28%
Return on Securities (Call Settlement Amount)	-31.86%

(1)	Daily Tracking Fee is calculated on an act/365 basis.
(2)	Current Principal Amount is not reduced by Daily Tracking Fees during a Measurement Period.
(3)	Measurement Period Cash Amount is reduced by Daily Tracking Fees during a Measurement Period.
(4)	For day twenty-four, this is also the Cash Settlement Amount.
(5)	Redemption Amount = Closing Indicative Value x ( 1- Redemption Fee Rate).

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend at maturity or call, on the Closing Indicative Value at the end of the applicable Measurement Period or upon early redemption, on the Closing Indicative Value on the Redemption Valuation Date, the Daily Tracking Fee and any Redemption Fee Amount. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day, the final Closing Indicative Value, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the Index Closing Level, which is intended to track performance of the Index. As described in more detail below, the trading price of the Securities may decline considerably before the Maturity Date, due to events that are difficult to predict and beyond our control.

Investing in the Securities is not equivalent to investing directly in the Index or Index Constituent Securities. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

Risks Relating to the Return on the Securities.

The Securities do not guarantee any minimum payment at maturity or call, or upon early redemption, nor do they pay interest or any coupon amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the stated principal amount at maturity or call, or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon early redemption will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Daily Tracking Fee (and, in the case of early redemption at your option, the Redemption Fee Amount). In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor any coupon amount. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient to offset the applicable fees.

Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Daily Tracking Fee accrues on a daily basis based on the Closing Indicative Value on the previous calendar day and the Index Factor and thus takes into account the performance of the Index.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who are willing to actively and continuously monitor their investment and who understand how path dependency affects the value of the Securities.

The Securities require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value and the Index Factor, and the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination. Please see “IFED Large-Cap US Equity Index Total Return” beginning on page S-31 for information relating to the historical performance of the Index. Historical performance is not necessarily indicative of future performance.

Even if the Index Closing Level at maturity, redemption or call is greater than the initial Index Closing Level, you may receive less than your initial investment in the Securities due to the Daily Tracking Fee and/or the Redemption Fee Amount.

The Closing Indicative Value is reduced on a daily basis by the Daily Tracking Fee and thus will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Value as of the applicable Redemption Valuation Date. If the final Index Closing Level, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable , decreases or even if the final Index Closing Level, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable, increases, but does not increase sufficiently to offset the negative effect

Risk Factors

of the Daily Tracking Fee and/or any applicable Redemption Fee Amount, you will receive less than the amount of your initial investment at maturity or call, or upon early redemption of your Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, because the Cash Settlement Amount and Call Settlement Amount are each calculated based on the Index Closing Levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant change in the Index Closing Level during or after the Final Measurement Period or Call Measurement Period, as applicable. Significant volatility in the level of the Index during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the level of the Index following the relevant valuation period or date.

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the Date on which the notice of redemption is received by us rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages S-56 and S-57, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable Redemption Notice and Redemption Confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

You have no interests in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities is not equivalent to investing in the Index or any of the Index Constituent Securities and it will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to or against the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any

Risk Factors

interests in the Index Constituent Securities. The return on your Securities may not reflect the return you would realize if you actually owned any of the Index Constituent Securities. The value of a Security will reflect transaction costs and fees that the Index Constituent Securities do not have.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a Redemption Notice from your broker by no later than 12:00 noon (New York City time) and a Redemption Confirmation by no later than 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date. If we do not receive your Redemption Notice by 12:00 noon (New York City time), or the Redemption Confirmation by 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your Redemption Notice will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-56 and S-57, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration.

Because of the timing requirements of the Redemption Notice and Redemption Confirmation, settlement of the redemption may be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your Redemption Notice and Redemption Confirmation. Furthermore, our obligation to redeem the Securities may be postponed upon the occurrence of a Market Disruption Event.

You will not know the Redemption Amount at the time you request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.

You will not know the Redemption Amount you will receive when you elect to request that we redeem your Securities. Your Redemption Notice is irrevocable and we must receive it no later than 12:00 noon, New York City time, on the Index Business Day immediately preceding the applicable Redemption Valuation Date and we must receive a completed and signed Redemption Confirmation no later than 5:00 p.m., New York City time, on the same date. If your DTC custodian or your brokerage firm is not a current UBS customer we must on-board them in compliance with our internal policies and procedures, before we can accept your Redemption Notice and your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, we may be unable to on-board your DTC custodian or your brokerage firm. If that happens, you will be unable to redeem your Securities through your DTC custodian or your brokerage firm. The Redemption Valuation Date is the Index Business Day following the date on which such Redemption Notice and Redemption Confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the second Index Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your Redemption Notice, and prior to the relevant Redemption Valuation Date.

Owning the Securities is not the same as owning interests in the Index Constituent Securities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituent Securities or a security directly linked to the performance of the Index, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Daily Tracking Fee (and in the case of early redemption at your option the Redemption Fee Amount). Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Daily Tracking Fee, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service (“IRS”) could possibly assert,

Risk Factors

however, that you should be treated as owning such Index Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments” beginning on page S-68.

You have no interest in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the applicable Measurement Period when the Security Calculation Agent will determine your payment at maturity or upon call (or the relevant valuation date if the Securities are subject to a call or early redemption).

Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➣	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;
➣	the market prices of the Index Constituent Securities;
➣	the dividend or distribution rates paid by the Index Constituent Securities;
➣	the time remaining to the maturity of the Securities;
➣

supply and demand for the Securities, which may be affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➣	the amount of the Daily Tracking Fee;
➣	interest rates;
➣

economic, financial, political, regulatory, geographical, agricultural, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus disease (COVID-19)) that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➣	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

Risks Relating to the Index and the Calculation of the Index

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day closing value of the Index, which could result in the Securities being delisted from NYSE Arca.

Application has been made to list the Securities on NYSE Arca under the symbol “IFED”. The Index Calculation Agent is not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Index Value required to maintain any listing of the Securities on NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Risk Factors

The Index Sponsor and the Index Calculation Agent may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor does not have any obligation to consider your interests as a holder of the Securities.

The Index Calculation Agent is responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the securities underlying the Index constituents or make other methodological changes that could change the level of the Index. You should realize that the changing of securities included in the Index may affect it, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to consider your interests in calculating or revising the Index. See “IFED Large-Cap US Equity Index Total Return” and the following sections beginning on page S-31.

The Securities are linked to the Index and are subject to certain regulatory risks.

Underlying indices that are deemed “benchmarks” have been, and continue to be, the subject of regulatory guidance and proposal for reform. While some of these reforms are yet to be implemented, the International Organization of Securities Commissions’ Principles for Financial Benchmarks and the European Union’s (the “EU”) Regulation (EU) 2016/1011 on indices used as benchmarks in certain financial instruments and financial contracts or to measure the performance of investment funds (together, the “EU Benchmarks Regulation”), as well as the EU Benchmark Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “UK Benchmarks Regulation”) may apply to an offering of securities linked to an underlying index, such as the Securities.

The EU Benchmarks Regulation and UK Benchmarks Regulation regulate “contributors”, “administrators” and “users” of benchmarks in the EU and UK respectively. Among other things, the EU Benchmarks Regulation and UK Benchmarks Regulation (i) require benchmark administrators to be authorized or registered and to comply with extensive requirements in relation to the administration of benchmarks and (ii) prevent certain uses by EU/UK supervised entities of benchmarks of administrators that are not authorized or registered. If a benchmark administrator is located outside of the EU/UK, the EU Benchmarks Regulation and UK Benchmarks Regulation each allow compliance through an equivalent or otherwise recognized regime. To the extent applicable, the occurrence of a Benchmark Event (as defined herein under “Specific Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”), such as the failure of the Index, the Index Sponsor, the Index Calculation Agent or user of the Index, to comply with the authorization, equivalence or other requirements of the EU Benchmarks Regulation or UK Benchmarks Regulation, as applicable, may result in the discontinuation of the Index or a prohibition on its use in a European or UK market. If a Benchmark Event occurs and no “successor index” (as defined herein under “Specific Terms of the Securities – Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”) is selected, the Security Calculation Agent may determine the Index Closing Level on the applicable dates of determination and the amount payable, if any, at maturity, call or upon early redemption and all other related payments terms — as described under “Specific Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”.

Additionally, any of the international, national or other reforms or the general increased regulatory scrutiny of benchmarks could have the effect of (i) discouraging market participants, such as the Index Sponsor, from continuing to administer or participate in certain benchmarks, including the Index, (ii) triggering changes in the rules or methodologies used in certain benchmarks, including the Index, (iii) causing certain benchmarks, including the Index, to perform differently than in the past and/or (iv) causing certain benchmarks, including the Index, to be discontinued entirely. Any such consequence could have a material adverse effect on the value, volatility of and return on any securities based on or linked to a benchmark.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor or Index Calculation Agent, in their sole discretion, discontinue or suspend calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level is not available because of a Market Disruption Event (as defined under “Specific Terms of the

Risk Factors

Securities — Market Disruption Event” beginning on page S-60) or for any other reason, the Security Calculation Agent — which will be UBS Securities LLC — will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. If the Security Calculation Agent determines that the publication of the Index is discontinued or if a Benchmark Event occurs with respect to the Index and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agent will instead determine the Index Closing Level using the level and published share weightings of each Index Constituent Security included in the Index or Substitute Index (as defined below), as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “IFED Large-Cap US Equity Index Total Return” beginning on page S-31.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index Constituent Securities could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its very limited performance history.

The Index was first calculated and disseminated publicly on June 8, 2020, and therefore has a very limited history. Limited historical information will be available to you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated (hypothetical) historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities and any amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is extremely limited as of the date of this prospectus supplement, or the past estimated (hypothetical) historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any given date of determination or at other times during the term of the Securities. As a result, it is impossible to predict whether the Index, or the Closing Indicative Value calculated with reference to the performance of the Index Constituent Securities, will rise or fall.

The estimated (hypothetical) historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated (hypothetical) historical performance of the Index, as described in “IFED Large-Cap US Equity Index Total Return – Historical and Estimated Historical Performance.” If the estimated (hypothetical) historical performance of the Index was calculated based on different assumptions, or if the estimated (hypothetical) historical performance information covered a longer or different time period, the estimated (hypothetical) historical performance of the Index might look materially different.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, an extraordinary event or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that an extraordinary event, the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated, and, therefore, may have an adverse impact on the value of the Securities. An Index Constituent Security may also be removed from the Index, as described under “IFED Large-Cap US Equity Index Total Return— Index Rebalancings” and “IFED Large-Cap US Equity Index Total Return — Corporate Actions”  on pages S-39 and S-40, respectively.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event under “Specific Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration

Risk Factors

of Method of Calculation” beginning on page S-62) occurs at any time with respect to the Index and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including without limitation, Current Indicative Values, Closing Indicative Values, Daily Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, upon early redemption or call by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity or upon redemption or call and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable Measurement Period or on the applicable valuation date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a Market Disruption Event has occurred or is continuing during a Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing in order to calculate the Closing Indicative Value. In no event, however, will the applicable Measurement Period or Redemption Valuation Date for the Securities be postponed by more than five (5) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five (5) Index Business Days. If the Final Measurement Period, Call Measurement Period, or Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the applicable Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the applicable Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-60.

Market disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that a Market Disruption Event exists. Any such Market Disruption Event may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-60.

Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A.” UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Risk Factors

The Securities are not bank deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

As a holder of the Securities, you will be exposed to the credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or upon early redemption or call, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

UBS AG’s results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

The COVID-19 pandemic, governmental measures taken to manage it, as well as developments in fiscal policy and the possible withdrawal of stimulus measures may continue to adversely affect, global economic conditions, resulting in further contraction in the global economy, substantial volatility in the financial markets, increased unemployment, increased credit and counterparty risk, and operational challenges, such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. While governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, these programs may be coming to an end. In addition, while vaccination campaigns are progressing and many economies are recovering, localized outbreaks, the spread of new variants of COVID-19, and uneven vaccination rates are causing uncertainty around a sustainable recovery. If the pandemic resurges, vaccine distribution is delayed, or available vaccines prove ineffective against evolving strains of the coronavirus, or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, UBS AG’s results of operations and financial condition in future quarters may be adversely affected.

COVID-19 and lockdown and other measures to control the pandemic have significantly affected major economies across the world. Uncertainties are still at a high level, making predictions difficult. The COVID-19 pandemic has affected all of UBS’s businesses, and these effects could be greater in the future if adverse conditions persist or worsen. These effects have included declines in some asset prices, spikes in volatility, lower or negative interest rates, widening of credit spreads and credit deterioration. These effects have resulted in decreases in the valuation of loans and commitments, an increase in the allowance for credit losses and lower valuations of certain classes of

Risk Factors

trading assets. While certain of these effects have partially reversed as economies have reopened and economic stimulus has been maintained, or were offset by high levels of client activity in 2020, and, in the first six months of 2021, by a rebound in asset prices in some sectors, these favorable conditions may not persist.

Should adverse global market conditions recur, or the pandemic lead to additional market disruptions, UBS AG may experience reduced client activity and demand for its products and services, increased utilization of lending commitments, significantly increased client defaults, continued and increasing credit and valuation losses in its loan portfolios, loan commitments and other assets, and impairments of other financial assets. Declines in interest rates have decreased net interest margins and such declines may continue to sharpen. A decline in invested assets would also reduce recurring fee income in UBS’s Global Wealth Management and Asset Management businesses. These factors and other consequences of the COVID-19 pandemic may negatively affect UBS AG’s financial condition, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible changes or downgrades to credit ratings.

Although UBS AG is adapting its plans for the return of its employees to the offices following the gradual lifting of lockdowns and similar measures, a substantial portion of its workforce is still in work-from-home solutions, including client-facing and trading staff. If significant portions of its workforce, including key personnel, are unable to work effectively because of illness, government actions, or other restrictions in connection with the pandemic, the adverse effects of the pandemic on UBS AG’s businesses could be exacerbated. In addition, with staff working from outside the offices, UBS AG faces new challenges and operational risks, including maintenance of supervisory and surveillance controls, as well as increased fraud and data security risks. While it has taken measures to manage these risks, such measures have never been tested on the scale or duration that UBS AG is currently experiencing, and there is risk that these measures will not be effective in the current unprecedented operating environment.

The extent to which the pandemic, and the related adverse economic conditions, affect UBS’s businesses, results of operations and financial condition, as well as its regulatory capital and liquidity ratios, will depend on future developments, including the scope and duration of the pandemic and any recovery period, the adequacy of vaccine distribution plans and execution of those plans, as well as the efficacy of vaccines against potential virus variants, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on UBS’s customers, counterparties, employees and third-party service providers.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon early redemption or call. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-59.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a Market Disruption Event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during a Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on the Index Constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-66, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on the Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Any of these hedging activities will contribute to the trading volume of the underlying Index Constituent Securities and may adversely affect the market price of such Index Constituent Securities and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines or becomes zero.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Any of these activities could adversely affect the level of the Index and, therefore, the Current Indicative Value and Closing Indicative Value of the Securities. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity or upon early redemption or call of the Securities.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Index will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in Index Constituent Securities. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship

Risk Factors

between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Tax Risks

The tax consequences of owning the Securities are uncertain and holders of the Securities may be subject to adverse U.S. tax consequences.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-67) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

However, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by the Securities that are owned by the U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation has been proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Risk Factors

For a discussion of the U.S. federal income tax treatment of your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page S-67. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities may be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below, non-U.S. holders of Securities will generally be subject to a 30% withholding tax (subject to reduction under an applicable treaty) under Section 871(m) with respect to all distributions on the Index Constituent Securities (based on the notional amount of the Index that is referenced by the Securities that are owned by the non-U.S. holder). This will be the case even though such amounts will be invested in the Index and will not be distributed to holders of Securities. In addition, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”, it is possible that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Risks Relating to Liquidity and the Secondary Market

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date and the Redemption Fee Amount will be deducted from the amount you receive upon redemption of your Securities.

We may issue and sell additional Securities at any time, but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the Current Indicative Value (or intraday indicative value) of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the Securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue or sell additional Securities or to not limit, restrict, suspend or stop such sales from inventory at that time.

Risk Factors

Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the Current Indicative Value (or intraday indicative value) which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The Current Indicative Value (or intraday indicative value) is not the same as the market value of the Securities in the secondary market. The Current Indicative Value (or intraday indicative value) is meant to approximate, on an intraday basis, the component of the Security’s value that is attributable to the underlying Index and is provided for reference purposes only. The market price of the Securities at any time, on the other hand, is the price at which you may be able to sell your Securities in the secondary market at that time, if one exists.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the Current Indicative Value (or intraday indicative value) that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the Current Indicative Value (or intraday indicative value) of the Securities. Before trading in the secondary market, you should compare the Current Indicative Value (or intraday indicative value) of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities , it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the Current Indicative Value (or intraday indicative value). If you buy the Securities at a premium and then sell the Securities at no premium, or at a discount, you may lose some or all of your investment even if the Index has appreciated over the relevant period.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the Current Indicative Value (or intraday indicative value). Having to sell your Securities at a discounted market price below the Current Indicative Value (or intraday indicative value) of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the Current Indicative Value (or intraday indicative value of the Securities). However, even if the market price of the Securities is tracking the Current Indicative Value (or intraday indicative value) of the Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

Application has been made to list the Securities on NYSE Arca. However, there is no assurance that such application will be approved, and we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market will exist, however if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the Current Indicative Value (or intraday indicative value) of the Securities and you may suffer significant losses.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements between UBS and the Index Sponsor in relation to the Index, as discussed under “IFED Large-Cap US Equity Index Total Return — License Agreement and Disclaimers” on page S-45) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor or Index Calculation Agent discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call or upon early redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-60 and “Specific Terms of the Securities — Security Calculation Agent” on page S-59. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from information provided by the Index Sponsor, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

UBS may call the Securities prior to the Maturity Date.

On any Index Business Day through and including the Maturity Date, UBS may, at its option, call all, but not less than all, the issued and outstanding Securities. To exercise this right, UBS must provide notice to the holders of the Securities (which may be provided by press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, no amount will be paid to holders upon exercise of the Call Right.

If UBS exercises the UBS Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition, you may have to invest your proceeds in a lower-return investment.

The UBS Call Right may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following delivery of a redemption notice by UBS.

IFED Large-Cap US Equity Index Total Return

The Securities are linked to the performance of the IFED Large-Cap US Equity Index Total Return (the “Index”), which is sponsored by Economic Index Associates (“EIA” or the “Index Sponsor”).

We have derived all information contained in this prospectus supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information. The Index is calculated, maintained and published in real-time and end-of-day by Indxx LLC (“Indxx” or the “Index Calculation Agent”). Neither the Index Sponsor nor Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. Daily Index Closing Levels are available at Indxx’s website.

The Securities are linked to the performance of the total-return version of the Index.

Introduction

The Index was launched on June 8, 2020 and is disseminated through ticker “IFEDLT”. The Index is designed to maximize exposure to those large-cap U.S. equities best positioned to benefit from prevailing monetary conditions. The Index uses a combination of Federal Reserve policy developments and key firm metrics to select stocks via a transparent and rules-based active strategy (the “IFED Strategy”). The Index Sponsor has developed empirical research that presents support for the view that, if measured properly, there is a significant and consistent association between the Federal Reserve monetary policy shifts and subsequent return on equities and other securities.

Base Value and Date

The base value of the Index is deemed to be 1000 as of December 31, 1998. The Index was first calculated on June 8, 2020.

Index Universe

To be eligible for inclusion in the Index, a constituent must be an actively-traded common stock of a U.S. company, meaning the company files 10-K annual reports and the primary listing is on an eligible U.S. exchange, namely the New York Stock Exchange and Nasdaq. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets. Ineligible organizational structures and share types include the following: (i) business development companies (“BDCs”), (ii) limited partnerships (“LPs”); (iii) master limited partnerships (“MLPs”), (iv) limited liability companies (“LLCs”), (v) closed-end funds, (vi) ETFs, (vii) ETNs, (viii) royalty trusts, (ix) special purpose acquisition companies (“SPACs”), (x) preferred stock, (xi) convertible preferred stock, (xii) unit trusts, (xiii) equity warrants, (xiv) convertible bonds, (xv) investment trusts, (xvi) rights, and (xvii) American Depositary Receipts (“ADRs”).

Stocks are excluded from the Index if three years of accounting or trade history is not available to calculate the twelve firm-specific metrics. For multi-class stocks, only the voting class with the largest prior-month trading volume is included, unless the Index Committee (defined below) deems another class more appropriate.

Index Construction Methodology

The IFED Strategy relies on a total of twelve firm-specific metrics, which are selected based on economic validation and empirical analysis of return sensitivities to changes in monetary conditions. The process of constructing the Index involves weighting those metrics appropriately to take the most advantage of the prevailing monetary environment. Companies are then ranked based on total metric score (the “IFED score”), rather than the traditional approach of market capitalization weighting. Constructing the Index involves the following steps:

1.	Start with the U.S. equity population, defined as all common stocks listed on an eligible U.S. exchange.

2.	Rank equities by market cap and apply liquidity and data availability screens.

IFED Large Cap US Equity Index Total Return

Stock are excluded if their average daily trading dollar volume (ADV) over the prior 3 months does not exceed $4 million. In addition, stocks are excluded if they do not have a liquidity ratio (L) of at least 25%, where the liquidity ratio (L) is measured as:

With:

•	Monthly close price n months prior to month t,
•	: Total share monthly volume n months prior to month t,
•	Float-adjusted market capitalization in month t.
3.	From the remaining stocks, select the largest 500 stocks.

4.	Define the prevailing monetary environment as expansive, restrictive or indeterminate.

EIA’s proprietary monetary policy measure classifies the monetary environment as expansive, restrictive or indeterminate. The monetary environment measure relies on the confluence of two observable components of monetary policy, which are referenced as “stance” and “stringency.” These two components represent unique Federal Reserve policy interest rates that are used to capture different dimensions of Federal Reserve monetary policy intentions.  Stance is designed to capture the Federal Reserve’s strategic, long-term monetary policy intentions, whereas stringency is designed to capture the Federal Reserve’s actions in the market for short-term funding. The two measures generally align as Federal Reserve actions in the short-term market usually align with its broad policy intentions. There are, however, situations in which the two tend to contradict one another, which creates an indeterminate environment. See “— Combined Measure of Monetary Conditions” below for a more complete description.

5.	Score each firm according to the twelve firm-specific metrics that are most crucial to stock performance in the prevailing environment and assign each stock a composite IFED score.

The twelve firm-specific metrics include: (i) market capitalization (size); (ii) past stock performance (long-term, 5 years); (iii) past stock performance (short-term, one year); (iv) dividend yield; (v) cash holdings; (vi) residual variability; (vii) change in net operating assets; (viii) balance sheet bloat; (ix) equity issuance; (x) debt ratio; (xi) gross profit margin; and (xii) value effect.

The twelve firm metrics are selected by EIA based on academic research, and each of the metrics is calculated according to the approach prescribed in the related research.  Empirical analyses are performed to establish that each metric corresponds with a systematic return pattern relative to changes in monetary conditions. Finally, in calculating the metrics, each variable is measured based on data over a period that is lagged relative to the identified shift in monetary conditions (calendar month t).

The metrics gauge a stock’s positioning relative to the prevailing environment and are calculated as follows:

(i) Market Capitalization (Size)

•	Size denotes the market capitalization of a stock as of end of month t-1.

(ii) Past Stock Performance: Long-term (5-yr) (PastRet)

•	PastRet denotes long-term past return performance, measured as the total stock return from month t-60 to month t-13.
•	If a stock’s trading history is less than 36 months, or if a monthly return is missing during month t-36 to t-13, the stock is excluded.
•	If the trading history is between 36 and 48 months and a monthly return is missing during month t-48 to month t-36, PastRet = cumulative return from month t-36 to month t-13.

IFED Large Cap US Equity Index Total Return

•	If the trading history is between 48 and 60 months and a monthly return is missing during month t-60 to month t-48, PastRet = cumulative return from month t-48 to month t-13.

(iii) Past Stock Performance: Short-term (1-yr) (MOM)

•	MOM denotes short-term past return performance, which is the cumulative stock return from month t-12 to month t-2.
•	If the trading history is less than 12 months, or if a monthly return is missing during the past 12 months, the stock is excluded.

(iv) Dividend Yield (Divyld)

•	Divyld denotes total dividend divided by market cap in month t-1, where total dividend = net income minus (book equity in year t minus book equity in year t-1).

(v) Cash Holdings (Cash/TA)

•	Cash/TA denotes the percentage of assets held as cash equivalents and is measured as cash plus short-term investments divided by total assets.

(vi) Residual Variability (Ivol60)

•

Ivol60 denotes the volatility of residuals from a market model regression estimated over 60 months from month t-60 to month t-1. The same treatment is applied for missing returns as applied for PastRet. Ivol60 relies on the following regression to compute the residual:

With:

Monthly return of market cap weighted index composed of all stocks with an IFED score, rebalanced monthly,

Monthly stock return of firm s,

Residual of the regression, a vector of 60 numbers,

Monthly risk-free rate, one-month Treasury bill rate,

(vii) Change in Net Operating Assets (ChgNOA)

•	Net operating assets (NOA) = operating assets – non-debt liabilities = (total assets – cash & short-term investments) – (total liabilities – total debt)
•	Total debt = total long-term debt + minority interest + notes payable + book value of preferred stock
•	Stocks are excluded if total long-term debt is missing; whereas, minority interest, notes payable and book value of preferred stock are used if available.

(viii) Balance Sheet Bloat (BSBloat)

IFED Large Cap US Equity Index Total Return

•	BSBloat denotes the level of net operating assets, which is equal to (operating assets in year t minus operating liabilities in year t) / total assets in year t-1
•	Operating assets = total assets – cash & short-term investment
•	Operating liabilities = total assets – total debt – book equity
•	BSBloat is set to 0 for financial firms due to their unique balance sheet structure

(ix) Equity Issuance (EqtyIss)

•	EqtyIss denotes the log of one-year change in split adjusted number of shares
•	EqtyIss = log (shares month t-1 / shares month t-12)

(x) Debt Ratio (Debt/TA)

•	Debt/TA denotes debt ratio, which is equal to total debt divided by total assets

(xi) Gross Profit Margin (GP/TA)

•	GP/TA denotes gross profit margin, which is equal to (total revenue – cost of goods sold (COGS)) / total assets
•	COGS for financial firms is calculated as total interest expense + provision for credit losses

(xii) Value Effect (ValueEff)

•	Relies on a combination of three price multiples: BEME, EBITDA/EV and Sales/ME
•

BEME denotes book-equity to market-equity, calculated as BE divided by ME, where book-equity (BE) = book value of shareholder’s equity plus balance sheet deferred taxes (if available) minus book value of preferred stock (if available), where preferred stock (PREF) is based on redemption, liquidation or par value.  ME denotes market capitalization as of end of month t-1.

•	EBITDA/EV is measured as earnings before interest, taxes and depreciation and amortization divided by enterprise value (EV), where EV is the sum of ME, total debt, and PREF less cash
•	Sales/ME is measured as total revenue divided by ME
•

The value effect measure is derived as an equal-weighted combination of the non-missing price multiples. If EBITDA, EV or BE are negative, the respective multiple is considered “missing” and the value effect is derived over the non-missing measure(s).

When a reconstitution of the Index is warranted, the accounting variables used in calculating the firm metrics are sourced from a company’s latest 10-K filing; or its 8-K filing if the 10-K is not yet available. All market variables are adjusted for stock splits and stock dividends and are calculated using data at market close on the last trading day of the most recent prior calendar month. Returns represent total returns (which include adjustments for corporate actions).

Determining Pre-Weight Z-Scores

For each firm’s stock, a pre-weight and weighted z-score for each of the 12 firm financial metrics is calculated. The pre-weight z-scores are modified to arrive at the weighted scores, which serve as components in determining a firm’s final IFED score.

IFED Large Cap US Equity Index Total Return

For each firm, the pre-weight z-score for a firm metric is based on the metric’s rank relative to the other firms in the investment universe. The greater the difference in ranking from the average ranking, the higher the absolute value of the z-score and the greater impact on the firm’s IFED score, either producing a relatively large increase or decrease in the IFED score.

A special circumstance exists, however, for two firm metrics based on performance, PastRet and GP/TA, during indeterminate environments. For these two metrics, during indeterminate environments only, moderate z-scores have the greatest positive impact on the IFED score. In indeterminate environments, moderate z-scores have greater impact because the evidence suggests that when monetary conditions are not clearly defined, stocks with moderate levels of past stock and profit performance exhibit the best future stock performance. The unique treatment  for these two metrics, during indeterminate environments, is as follows: the metric z-score is set as 1 if a firm’s metric ranks in the middle quintile (quintile 3), it is set as 0.5 if it ranks in quintile 2 or 4, and it is set as 0 if it is in quintile 1 or 5.

Calculation of Pre-Weight Z-Scores

Calculation of z-scores:   denotes the z score of stock j for metric i.  Where, is the mean of the ranks for metric i and Std (Rank) is the standard deviation of the ranks for metric i across all stocks in the IFED universe.

Rank denotes ranks of all stocks that are eligible for selection for the current month. For example, on May 31, 2019, there are 2,757 stocks that qualify as the universe:

Microsoft Corp  (MSFT) is ranked 2757 (largest): = 1.731.

Bridgeline Digital Inc (BLIN) is ranked 1 (smallest): = -1.731.

When the ranks for a metric are equal across firms, the z scores are the same and the next non-equal rank assumes a rank value equal to its observation number in the ranked series. For example, for the Debt/TA metric, if the first ten stocks have Debt/TA values of 0, they are all ranked 1 and the next stock receives a rank of 11 for the Debt/TA metric.

The value effect z-score involves a unique calculation since it represents a combination of three separate price multiples. A preliminary z-score is calculated for each of the non-missing price multiples. The final value effect z-score is derived as the mean of the non-missing z-scores for the price multiples.

Determining Weighted Z-Scores

After the pre-weight z-scores are determined for each metric and for each firm, each pre-weight z-score is then weighted by its relative importance and direction of influence. The resulting weighted z-scores are designed to capture that metric’s contribution to the underlying stock’s exposure to the prevailing monetary environment. A relatively high weighted z-score indicates that the metric contributes significantly to the stock’s exposure. Finally, the weighted z-scores are summed to arrive at a composite z-score for the stock (i.e., its IFED score) for the prevailing environment. The higher a stock’s IFED score, the better positioned the stock is to capitalize on the prevailing monetary environment and the greater the allocation the stock receives in the Index.  Each stock will have a different IFED score for each of the three monetary environments.

IFED Large Cap US Equity Index Total Return

The relationships and weights for the weighted z-score calculations are:

	Weight Applied to Metric’s Z-score
Firm Financial Metric	Expansive	Indeterminate	Restrictive
Market capitalization (Size)	-2	0	0
Past stock performance
Long-term (5-yr) (PastRet)	-2	+2	+1
Short-term (1-yr) (MOM)	+2	0	+2
Dividend yield (Divyld)	+1	+2	+1
Cash holdings (Cash/TA)	0	+1	+2
Residual variability (Ivol60)	0	-1	0
Change in net operating assets (ChgNOA)	-1	0	-1
Balance sheet bloat (BSBloat)	-2	-1	-2
Equity issuance (EqtyIss)	0	-2	0
Debt ratio (Debt/TA)	0	0	-1
Gross profit margin (GP/TA)	+2	+1	0
Value Effect (ValueEff)	+1	+2	+2

The weights reported in the table above reflect the importance of the metrics during each environment and the direction of influence. For example, market capitalization (Size) is assigned a weight of -2 during expansive environments but gets a 0 weight in the other two environments. This indicates that market capitalization is a very important feature during expansive conditions and smaller firms (the negative sign) are better positioned to capitalize on the expansive environment. In contrast, firm size is unimportant in the other two environments, which is reflected by the 0 assigned weight. As another example, cash holdings has weights of +1 and +2 in indeterminate and restrictive environments, respectively. The positive sign indicates that higher levels of cash are considered favorable during these environments. The +2 during restrictive conditions indicates that cash holdings are particularly important when the monetary environment is restrictive. Cash holdings have less importance during indeterminate conditions and are deemed unimportant (for stock return purposes) during expansive conditions.

6.	For each universe, select the 20% of stocks with the highest IFED scores as the investment set for the index portfolio.

The constituents for the Index are sourced from the 20% of firms in the Index Universe with the highest IFED scores. Any stocks at the 20th percentile that share the same IFED score are included in the investment set.

7.	Weight each stock according to its IFED score; subject to constraints on capacity, stock weight and sector weight.

In addition to selecting the 20% of stocks with the highest IFED scores, the individual stocks are also assigned weights based on their IFED score. A two-step process is applied for calculating the weights of the Index constituents.

First, the IFED scores of the potential index constituents (investment set) are rescaled. Since IFED scores can be negative, the rescaling process is performed to ensure all scores take on positive values while preserving existing relations between firm IFED scores. The positive IFED scores are then converted to portfolio weights.

IFED Large Cap US Equity Index Total Return

The original IFED score of stock i is defined as, the rescaled IFED score of stock i as. For an IFED index with n constituents, the following formula is applied for rescaling:

Second, the following formula is used to calculate the weights of stock i, (Wi),

The weights (Wis) are then used to determine the initial allocation of each stock i in the index portfolio, subject to constraints on capacity, stock weight and sector weight. The process of applying these constraints generally produces a number of index constituents that is lower than the 20% included in the investment set for the Index. Weights (Wis) are rounded to 12 decimal places after the application of constraints.

To form IFEDL, and at each rebalance, sector and stock constraints are implemented as follows:

1.	no one sector can exceed 40% of IFED-L’s weight;
2.	the index weight for each stock cannot exceed its capacity cap (as described below);
3.	no stock can exceed 10% of IFED-L’s weight; and
4.	stocks with an assigned weight of less than 0.5% are excluded from the Index.

The weight of a component stock is initially capped using a multiple of the stock’s relative average daily trading volume (ADV) as follows:

Capacity Cap for

With:

•	Liquidity Multiplier = 2,
•

ADV of  = Average Daily Trading Volume (ADV) for stock i over the 90 calendar days prior to the change in monetary environment, including the last day of the prior calendar month or the day on which there is a shift in direction in the primary credit rate.

•	To address situations where a stock’s recent trading activity is disproportionately high, the Capacity Cap formula is adjusted where necessary as follows:

If , where is the free-float market cap of stock i on the last day of the prior calendar month or the day on which there is a shift in direction in the primary credit rate.

Free float market capitalization is calculated by subtracting shares held by insiders and those deemed to be stagnant shareholders from the shares outstanding. Stagnant holders include ESOPs, ESOTs, QUESTs, employee benefit trusts, corporations not actively managing money, venture capital companies and shares held by governments.

IFED Large Cap US Equity Index Total Return

After calculating unconstrained index weights per stock, the following steps are repeated until all constraints are met:

1)	identify stocks that surpass their capacity cap, reduce their weight to their cap and re-assign the excess weight to the remaining stocks on a pro-rata basis by IFED score;
2)

for any sector with a weight exceeding 40%, reduce stock weights and re-assign the excess weight to stocks in other sectors that have sufficient capacity (both reduction and re-assignment are on a pro rata basis by IFED score); and

3)

remove the stock with the smallest assigned index weight below 0.5% and re-assign the excess weight on a pro-rata basis by IFED score subject to satisfying the above constraints. This step is repeated until the minimum stock holding in the Index is 0.5%.

In the unlikely event that a feasible solution is not achieved, the Index Committee will convene to consider: a) an increase in the Liquidity Multiplier; b) a decrease in the minimum assigned weight; and/or; c) implementation of the index rebalance over more than 1 day. By way of example, if a 2-day rebalance is adopted, 50% of the prevailing index weight would be rebalanced at the closing price on the 7th business day after the identified change in monetary environment and the other 50% would be implemented at the closing price on the next business day.

Measuring Monetary Conditions of the Federal Reserve

Broad Federal Reserve Policy Intention (Stance)

The first component used to classify the monetary environment is stance. Stance is based on the Federal Reserve discount window primary credit rate (formerly known as the discount rate). The primary credit rate is the basic interest rate charged to most banks for loans issued via the discount window. This rate is relied upon even though the discount window is used sparingly as an actual funding source.  Changes in the primary credit rate are widely acknowledged as providing a valid “signal” of the Federal Reserve’s long-term, future strategic monetary policy intentions. Changes in the primary credit rate signal a shift in future Federal Reserve policy, whereas the actual implementation of Federal Reserve policy is accomplished via other mechanisms (i.e., open market operations). Based on the recognized signaling properties of primary credit rate changes, the EIA policy indicator relies heavily on changes in this rate.

•

Expansive: Initiated by a decrease in the Federal Reserve primary credit rate (formerly the discount rate).  Subsequent decreases in the rate only serve to reinforce the Federal Reserve’s expansive stance.  Policy stance remains expansive until the Federal Reserve increases the primary credit rate.

•

Restrictive: Initiated by an increase in the Federal Reserve primary credit rate.  Subsequent increases in the rate only serve to reinforce the Federal Reserve’s restrictive stance.  Policy stance remains restrictive until the primary credit rate is decreased.

Federal Reserve Actions in the Short-Term Market (Stringency)

The second component used to classify the monetary environment is stringency. The stringency measure relies on the monthly average of the federal funds rate, which is derived by calendar month. The monthly average rate is used to alleviate potential problems created by the observed volatility in daily or weekly values of the federal funds rate. Furthermore, the measure uses the three-month cumulative change in the monthly average rate to alleviate problems with erroneously labeling a transitory change in the rate as an intentional shift in Federal Reserve policy.

•

Expansive: Initiated by a decrease in the cumulative monthly average federal funds rate.  Subsequent decreases in the cumulative average rate only serve to reinforce that the Federal Reserve’s actions in the short-term market continue to be expansive.  Policy stringency remains expansive until the cumulative monthly average rate increases.

IFED Large Cap US Equity Index Total Return

•

Restrictive: Initiated by an increase in the cumulative monthly average federal funds rate. Subsequent increases in the cumulative average rate only serve to reinforce that the actions in the short-term market continue to be restrictive.  Policy stringency remains restrictive until the cumulative average rate decreases.

Combined Measure of Monetary Conditions

•	Expansive: Both stance and stringency are expansive.
•	Restrictive: Both stance and stringency are restrictive.
•	Indeterminate: One monetary measure is expansive and the other is restrictive.

The following table summarizes the alternative monetary policy classifications:

Alternative Monetary Policy Classifications
Broad Federal Reserve Policy (Stance)
		Expansive	Restrictive
Federal Reserve Actions in Short-Term Market (Stringency)	Expansive	Expansive	Indeterminate
	Restrictive	Indeterminate	Restrictive

Mechanism to Avoid Misclassification of Shifts and Reduce Transactions Costs

A final mechanism is implemented to reduce transactions costs and alleviate problems with the misclassification of a transitory rate change as a shift in the monetary environment. Specifically, without a definitive shift in Fed policy, a three-month minimum elapsed interval per monetary environment is required. It is widely acknowledged that the actions and policies of the Federal Reserve are dictated by the Fed’s evaluation of current conditions and its forecasts of conditions over the next several months. Thus, actual changes in Fed policy are spaced considerably.

The Fed’s deliberate operating procedure is not consistent with a policy reversal over a one- or two-month period. Therefore, except when a definitive policy shift occurs, the monetary environments are constrained to extend for at least three calendar months to screen out false signals that would inappropriately disrupt the portfolio allocation and produce undue transactions costs. A shift in direction in the primary credit rate serves as a definitive signal of a change in Fed policy, and thus, voids the three-month minimum requirement and creates an immediate change in the monetary environment.

Index Rebalancings

There are two events that prompt a rebalancing of the Index:

1.	A change in the monetary environment; and
2.	A change in financial metrics with no monetary environment change for the prior 6-month period.

Change in Monetary Environment: A change in the monetary environment initiates a change in the portfolio to replace stocks that were optimally positioned relative to the prior environment with stocks positioned to capitalize on the new environment. The updated portfolio includes securities that are best positioned to prosper in the newly established environment. A monetary-environment-induced change in portfolio composition results in a substantial change in the constituents held in the portfolio since different securities generally are positioned to prosper during each of the three alternative environments. The twelve firm metrics used to form the IFED score represent unique

IFED Large Cap US Equity Index Total Return

characteristics that identify firms with features that make them optimally positioned to capitalize on the prevailing monetary environment. Thus, at a particular point in time, firms are generally well positioned to prosper during a particular monetary environment; however, they are usually poorly positioned relative to the other two environments.

A shift in the monetary environment can result from two sources: 1) a change in stringency, which is based on a change in the cumulative 3-month average federal funds rate, which is derived from calendar month data, or 2) a change in the Federal Reserve’s primary credit rate (change in stance). A policy shift identified by a change in stringency occurs after calendar month end, whereas a policy shift associated with stance can occur any time during a month.

Change in Financial Metrics: As of June 1 in any given year, if there has been no change in the monetary environment for the prior six months, a rebalance date is scheduled on the seventh business day in June. The portfolio holdings are then updated to reflect new holdings that are better positioned to capitalize on the existing environment. Since the monetary environment has not changed, many portfolio constituents will remain; however, their weights are likely to change.  In general, many stocks will continue to have features conducive to the prevailing environment.

The following table sets out the timing for events associated with each index rebalance. Note that the Index Committee may at a future point in time conduct index rebalances over more than one day.

Event	Description
Notification of an Index Rebalance

•    Written notification to licensees of an index rebalance will occur on:

i.    the last business day in a calendar month for a change in monetary stringency;

ii.    any business day in a calendar month for a change in monetary stance; or,

iii.    the business day preceding June 1 if there has been no change in the monetary environment over the prior 6 months

Finalize New Index Components and Target Weights

•    Written confirmation to licensees of new index components with the target weights effective for the share freeze date will occur no later than 6 pm ET on the second business day after the change in monetary environment (or June 1)

Freeze Date

•    Index shares will be fixed at the open of the 4th business day using the closing prices on the 3rd business day

•    Licensees will receive the proforma file for the close of the 4th, 5th & 6th business day and open of the 5th & 6th business day

Rebalance Date	• The rebalance will become effective on the open of the 7th business day

For more information on index calculation, visit the Index Calculation Agent’s website at www.indxx.com.

IFED Large Cap US Equity Index Total Return

Corporate Actions

Indxx applies certain corporate actions, including the following, to the Index on the ex-date or earlier, as decided by its own index committee, as described in its Calculation Standard Guidelines.

1. Cash Dividend:

Regular distribution in form of cash dividend within the scope of dividend policy of the Index Constituent Security. The following adjustment is implemented:

aPricei,t+1 = Pricet – Dividendi,t+1

With:

•aPricei,t+1= Adjusted opening price of index component i on business day t+1

•Pricet= Price of index component i on business day t

•Dividendi,t+1= Dividend announced by the company of index component i on business day t+1 Adjustment: Divisor will decrease.

2. Special Cash Dividend:

Extraordinary distribution in the form of cash dividend which is outside the scope of dividend policy of the Index Constituent Security. The following adjustment is implemented:

aPricei,t+1 = Pricet – Special Dividendi,t+1

With:

•aPricei,t+1 = Adjusted opening price of index component i on business day t+1

•Pricet = Price of index component i on business day t

•	Special Dividendi,t+1= Special Dividend announced by the Index Constituent Security of index component i on business day t+1

Adjustment: Divisor will decrease.

3. Stock Dividend:

Stock Dividend is distribution of additional shares instead of cash payout. Here, the number of shares will increase by the percentage increase in stock dividend and price will decrease by the same percentage. The following adjustment is implemented:

si,t+1 = si,t * (1 + % Stock dividend)

aPricei,t+1 =	Pricei,t
(1 + % Stock dividend)

With:

•si,t+1 = Number of shares of index component i on business day t+1

•si,t = Number of shares of index component i on business day t

•% Stock dividend = Percentage of stock dividend announced by the company

IFED Large Cap US Equity Index Total Return

Adjustment: Divisor will remain unchanged.

4.Split and reverse split:

A stock split is a decision by the Index Constituent Security's board of directors to increase the number of shares that are outstanding by issuing more shares to current shareholders. The following adjustment is implemented:

aSi,t+1 = Si,t * Ri,t+1

1

aPricei,t+1 = Pricei,t *	1
Ri,t+1

With:

•aSi,t+1= Adjusted number of index shares of index component i on business day t+1

•Si,t= Number of index shares of index component i on business day t

•Ri,t+1= Shares held after the split for every share held before the split

•aPricei,t+1= Adjusted opening price of index component i on business day t+1

•Pricei,t= Price of index component i on business day t

Adjustment: Divisor will remain unchanged.

5.Spin-off:

Spin off is the creation of an independent company through the sale or distribution of new shares of an existing business/division of a parent company. There are various potential treatments for spin-off, which are decided by Indxx’s index committee on a case to case basis. The adjustment for the different options of Spin-Off is as follows:

a. Spun Off Company added to the Index, no company removed: The following adjustment is implemented:

Se,t = Sp,t * Sf

With:

•	Se,t = Shares of spun off entity e added to the index on business day t
•	Sp,t = Shares of parent entity p added to the index on business day t
•	Sf = Spin-off factor announced by the parent company

IFED Large Cap US Equity Index Total Return

Adjustment: Divisor will remain unchanged.

b. Spun Off Company is not added, only the parent company remains in the Index: Spin-Off will be adjusted for by changing the divisor to account for the change in market value (reflecting market value of the Spun-Off entity). The following adjustment is implemented:

Se,t = Sp,t * Sf

Proceedse,t = Se,t * Pricee,t

New Pricee,t =	Proceedse,t
Sp,t

New Pricep,t+1 = Pricep,t+1 – Pricee,t

With:

•	Se,t = Shares of spun off entity e added to the index on business day t
•	Sp,t = Shares of parent entity p added to the index on business day t
•	Sf = Spin-off factor announced by the parent company
•	Proceedse,t = Proceeds of spun off entity e on the business day t
•	Pricee,t=Price of the spun off entity given by data provider e on business day t
•	New Pricee,t = Price calculated of the spun off entity e on the business day t
•	New Pricep,t+1= New price for parent company p calculated on the business day t+1
•	Pricep,t+1= Actual price of parent company p on the business day t+1

Adjustment: Divisor will decrease

c. The Spun Off Company is not added, only the parent company remains in the Index and there will be a stock adjustment: The following adjustment is implemented:

Se,t = Sp,t * Sf

Proceedse,t = Se,t * Pricee,t

New Pricee,t =	Proceedse,t
Sp,t

New Pricep,t+1 = Pricep,t+1 – Pricee,t

afe,t+1 =	Pricep,t+1
New Pricep,t+1

Sp,t+1 = afe,t+1 * Sp,t

With:

•	Se,t = Shares of spun off entity e added to the index on business day t
•	Sp,t = Shares of parent entity p added to the index on business day t

IFED Large Cap US Equity Index Total Return

•	Sf = Spin-off factor announced by the parent company
•	Proceedse,t = Proceeds of spun off entity e on the business day t
•	Pricee,t =Price of the spun off entity given by data provider e on business day t
•	New Pricee,t =Price calculated of the spun off entity e on the business day t
•	New Pricep,t+1= New price for parent company p calculated on the business day t+1
•	Pricep,t+1 = Actual price of parent company p on the business day t+1
•	afe,t+1 = Adjustment factor of spun off entity e on the business day t+1
•	Sp,t+1 = New number of shares of the parent company p on the business day t+1

Adjustment: Divisor will remain unchanged.

6. Addition/deletion of a company: In case a constituent is added, removed or replaced with another constituent in the Index the following adjustment is implemented:

Sn,t+1 =	wo,t
Pricen,t+1

With:

•	Sn,t+1 = Number of shares of new company n on the business day t+1
•	wo,t = Weight of the old company o on the business day t
•	Pricen,t+1= Price of the new company n on the business day t+1

Adjustment: Divisor will remain unchanged

7.

Acquisition: A corporate action in which an Index Constituent Security buys most, if not all, of the target company's ownership stakes in order to assume control of the target firm. There could be three different cases:

•	Target company is a part of the Index, acquiring company is not: Target company will be removed from the Index and proceeds will be reinvested into the Index.

Adjustment: Divisor will decrease.

•	Acquiring company is a part of the Index, target company is not: There will be no adjustment

Adjustment: Divisor will remain unchanged

•Target and acquiring companies are a part of the Index

o All cash takeover: Target company will be removed from the Index and proceeds will be reinvested into the Index.

Adjustment: Divisor will decrease.

o Partial stock takeover: Target company will be removed from the Index. Shares of acquiring company will be increased according to stock term and cash proceeds will be reinvested into the Index.

Adjustment: Divisor will decrease.

IFED Large Cap US Equity Index Total Return

o All stock takeover: Target company will be removed from the Index and the shares of acquiring company will be increased according to stock term.

Adjustment: Divisor will remain unchanged

8.

Rights Offering: Rights Issue gives existing shareholders the right to purchase a proportional number of new shares at a discount to the market price on a stated future date. The rights issued to a shareholder have a value, thus compensating current shareholders for the future dilution of their existing shares' value. The following adjustment is implemented:

NSi,t+1 = Si,t * (R)

Mcapi,t+1 = (Si,t * Pi,t) + (Si,t * R * Offer Price)

Pricei,1+t =	Mcapi,t+1
Si,t+1

With:

•	NSi,t+1 = New shares to be added in index component of i on the business day t+1

•	Si,t = Shares of the index component i on the business day t

•	Mcapi,t+1 = Market capitalization of index component i on the business day t+1

•	Pi,t = Price of the index component i on the business day t

•R= Ratio of additional shares offered by the company on a discount

•Offer Price= Discounted price of the security with respect to market price

•	Pricei,1+t = New price of the index component i after adjusting for additional shares on the business day t+1

•Si,t+1= Total number of shares of the index component i on the business day t+1

Rights Issue impacts the number of shares as well as price thereby impacting the index divisor reflecting an increase in market cap.

Indxx’s index committee will decide whether to participate in the rights issue or not. If the subscription price is greater than or equal to the stock closing price, Indxx would not participate in the rights issue. In case the Index does not participate in the rights issue, there will be no adjustment to the index shares or divisor.

9.

Delisting: Delisting refers to the practice of removing the stock of a company from a stock exchange so that investors can no longer trade shares of the stock on that exchange. The security would be removed from the Index, and the invested amount in the delisted security will be reinvested into the Index.

Adjustment: Divisor will decrease

10.

Merger: Merger is the combination of two or more companies, generally by offering the stockholders of one company securities in the acquiring company in exchange for the surrender of their stock. The target company is removed from the Index.

Indxx’s index committee will decide if the surviving company should be added to the Index. If added, the divisor will be adjusted to reflect the increase in the number of shares.

Adjustment: Divisor will increase

IFED Large Cap US Equity Index Total Return

11.

Bankruptcy: Bankruptcy is a legal proceeding involving a person or business that is unable to repay outstanding debts. The security would be removed from the Index, and the invested amount in the security will be reinvested into the Index.

Adjustment: Divisor will decrease

12.

Temporary Delisting / Prolonged Trading Suspension: A temporary delisting/trading suspension occurs when a security stops trading on the stock exchange for a certain time period. This usually occurs when a publicly-traded company is going to release significant news about itself. The security would be removed from the index based on Indxx’s index committee's decision and the invested amount in the delisted or suspended security will be reinvested into the Index.

Adjustment: Divisor will decrease

13.

Bonus Issue of Shares: A bonus share is a free share of stock given to current/existing shareholders in a company, based upon the number of shares owned by them. The issue of bonus shares increases the total number of shares issued and owned, it does not increase the value of the company. The ratio of number of shares held by each shareholder remains constant.

Adjustment: Divisor will remain unchanged

Indxx has its own index committee, which is responsible for setting policy, determining index composition, and administering the Index in accordance with the Index Sponsor’s and Indxx’s index methodologies. Indxx’s index committee reserves the right to use qualitative judgment to include, exclude, adjust, or postpone the inclusion of a stock to the extent applicable. Continued index membership of an Index Constituent Security is not necessarily subject to the guidelines provided in each of the Index Sponsor’s or Indxx index methodologies. A stock may be considered for exclusion by Indxx’s index committee on the basis of corporate governance, accounting policies, lack of transparency and lack of representation, despite meeting all the criteria provided in each index methodology.

Treatment of Distributions

The Index is a total-return index accounts for cash distributions by reinvesting them across the index after market close on the ex-dividend date.

Announcements

Announcements of additions and deletions of Index Constituent Securities, due to various corporate actions described above, in the middle of the year will be decided by the Indxx index committee and will be communicated to the Index Sponsor well ahead of time. In addition, important news items as well as corporate actions with respect to all the Index Constituent Securities will be informed to the Index Sponsor on a weekly basis.

Announcements can be found on Indxx’s website at www.indxx.com/announcements.

The Index Sponsor will also announce changes to the Index methodology and corporate action policy on its website at www.economicindexassociates.com.

Holiday Schedule

Indxx does not follow any holiday calendar. The Index is calculated on all weekdays. In situations when the exchange is closed for a trading holiday and no closing price is available, the Index will be calculated based on the last regular trade reported for each stock before the exchange closed. Also, when the exchange is forced to close early due to unforeseen events, the Index will be calculated based on the closing prices published by the exchange.

IFED Large Cap US Equity Index Total Return

Index Committee

The Index is managed by a team composed of principals from the Index Sponsor (the “Index Committee”), who are responsible for decisions regarding the composition of all IFED indexes as well as any amendments to its index methodology.  The Index Committee may, when it believes it is necessary to ensure index integrity, exercise reasonable discretion in making changes to index composition and methodology.

The Index Committee reviews the Index Sponsor’s index methodology annually (or more frequently as needed) to ensure that it is “fit for purpose” (i.e., results in an accurate and reliable representation of the economic realities that the applicable index seeks to measure and eliminates factors that might result in any distortions). By way of example, possible changes to the Index Sponsor’s index methodology may originate from: (a) feedback from licensees; (b) new academic and practitioner research findings; (c) the Index Sponsor’s own empirical research and testing; or (d) liquidity constraints associated with assets under management tracking an index.

If the financial markets experience an extraordinary event, the Index Committee will decide on the implementation of any necessary adjustments to pre-established procedures. By way of example, an extraordinary event may pertain to a single stock or stocks that the Index Committee decides to exclude from an index due to a disorderly market. A disorderly market in a security may be characterized by excessive volatility, trading volume, short interest and/or other factors deemed relevant by the Index Committee.

License Agreement and Disclaimers

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

“IFED Large-Cap US Equity Index”, “Economic Index Associates”, “Economic Indexing”, “Invest with the FedTM” and “IFEDTM” are trademarks of EIA and their use is granted under a license from EIA.

All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

The accuracy and/or completeness of the Index, any data included therein, or any data from which it is based is not guaranteed by the Index Sponsor, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranties, express or implied, as to results to be obtained from use of information provided by the Index Sponsor and used in connection with the Securities, and the Index Sponsor expressly disclaims all warranties of suitability with respect thereto.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1000.00 on December 31, 1998, which is referred to as the “Base Date.” The Index Sponsor began calculating and publicly disseminating the Index publicly on June 8, 2020. Therefore, the historical information presented below for the period prior to June 8, 2020 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor calculated the Index prior to June 8, 2020 using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after June 8, 2020 is based on the actual performance of the Index.

The estimated historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated historical performance of the Index. If the estimated historical performance of the Index was calculated based on different assumptions, or if the estimated historical performance information covered a longer or different time period, the estimated hypothetical performance of the Index might look materially different.

IFED Large Cap US Equity Index Total Return

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Securities will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from January 1, 2005 through September 9, 2021.

Estimated Historical and Historical Results for the

period January 1, 2005 through September 9, 2021

	Total Return
Year	Ending Level	Annual Return
2004	3105.09
2005	3773.33	21.52%
2006	4234.04	12.21%
2007	4368.04	3.16%
2008	2703.38	-38.11%
2009	3789.09	40.16%
2010	4501.20	18.79%
2011	4415.96	-1.89%
2012	5275.64	19.47%
2013	7490.18	41.98%
2014	8305.38	10.88%
2015	8381.03	0.91%
2016	10510.70	25.41%
2017	14221.29	35.30%
2018	13446.18	-5.45%
2019	16873.49	25.49%
2020	20728.65	22.85%
2021 (through September 9, 2021)	23708.83	14.38%

Historical Performance and Estimated Historical Performance Is Not Indicative of Future Results.

The table below shows the historical performance and the estimated historical performance of the Index from January 1, 2005 through September 9, 2021 in comparison with the total returns of the MSCI USA Diversified Multi-Factor Gross Total Return USD Index and the S&P 500 Total Return Index.

	IFED Large-Cap US Equity Index TR	MSCI USA Diversified Multi-Factor Gross Total Return USD Index	S&P 500 Total Return Index
Total Return	663.55%	442.06%	421.02%
Annualized Return	12.95%	10.66%	13.85%

Historical and estimated historical information presented is as of September 9, 2021 and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical or estimated historical performance, either positively or negatively.

IFED Large Cap US Equity Index Total Return

The graph below illustrates historical and estimated historical performance of the Index from December 31, 2004 to September 9, 2021. The graph below is based on the total return version of the Index, and the total return versions of the MSCI USA Diversified Multi-Factor Gross Total Return USD Index and the S&P 500 Total Return Index.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Calculation Agent, will calculate and publish the “Intraday Index Value” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “IFEDLT Index”. The actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities, may vary significantly, from the Intraday Index Value.

The Index Sponsor and Index Calculation Agent are not affiliated with UBS and do not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the Intraday Index Value will be derived from sources the Index Sponsor and Index Calculation Agent deem reliable, but the Index Sponsor, Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the Intraday Index Values or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor and Index Calculation Agent make no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent and their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, Index Calculation Agent or their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the Intraday Index Values or the intraday indicative values of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the Intraday Index Value, from whatever cause. The Index Sponsor and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The Intraday Index Value, including adjusted values or values published after 4:15 p.m. will be provided for reference purposes only.

Published calculations of the level of the Index from the Index Sponsor and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Values published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An “intraday indicative value” (or “Current Indicative Value”) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by NYSE and published to Bloomberg (based in part on the information provided by the Index Sponsor) under the symbol “IFED”. In connection with your Securities, we use the terms “intraday indicative value” and “Current Indicative Value” interchangeably to refer to the value of each Security at a given time and date equal to the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day. The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

Valuation of the Index and the Securities

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their Current Indicative Value (or intraday indicative value). In addition, the levels of the Index provided by the Index Sponsor and Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituent Securities.

The calculation of the Current Indicative Value (or intraday indicative value) shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative values of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading prices of the Securities may be significantly different from their Current Indicative Values (or intraday indicative values). The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., will be based on the Intraday Index Value, and may not be equal to the payment at maturity or upon early redemption or call.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment the amount of which will vary depending on the performance and path of the Index calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index Business Day in the applicable Measurement Period or Redemption Valuation Date.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under “— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below, for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as described below under “— UBS Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement Amount will be zero and you will not receive a cash payment.

The Securities will not pay any cash coupon during their term.

Cash Settlement Amount at Maturity

The “Maturity Date” is September 15, 2061, which will be the third Index Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the Closing Indicative Value on the last day of the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Specific Terms of the Securities

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Final Measurement Period

You may lose all or a substantial portion of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Index Closing Level at the end of the Final Measurement Period, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. If the Securities are called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “— UBS Call Right” beginning on page S-58.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

The “Closing Indicative Value” represents the dollar value per Security that an investor would receive on any day if it redeemed the Security on such day (excluding any Redemption Fee Amount). The Closing Indicative Value per Security will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security
(b)	On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the previous calendar day * Index Factor)—Daily Tracking Fee

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) + Measurement Period Cash Amount

The minimum value of the Closing Indicative Value on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

The “Index Factor” on any Index Business Day prior to but excluding the first day of an applicable Measurement Period, will equal:

(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.

From and including the first day of an applicable Measurement Period, the Index Factor will equal:

(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day. The Index Factor will therefore equal one (1) on any calendar day that is not an Index Business Day and is prior to the first Index Business Day of a five-day Measurement Period.

Specific Terms of the Securities

The “Residual Factor” will be calculated as follows:

(a)	1.0 on any calendar day, prior to but excluding the first day of an applicable Measurement Period
(b)

From and including the first day of an applicable five-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such five-day Measurement Period, divided by (b) five.

The Residual Factor is intended to approximate the percentage of the Closing Indicative Value that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas.

For example, on the first Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (4/5), on the second Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (3/5), on the third Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (2/5), on the fourth Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (1/5) and on the last Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal zero.

On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. If the closing level of the Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. 23572.14 is the initial Index Closing Level measured on September 14, 2021 (the Initial Trade Date), as determined by the Security Calculation Agent.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

“Measurement Period” means the Final Measurement Period or Call Measurement Period, as applicable.

The “Current Indicative Value” or “intraday indicative value”, as determined by the Security Calculation Agent, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

The “Daily Tracking Fee” means, as of any date of determination, an amount per Security equal to 0.45% per annum, calculated as follows:

(a)	On the Initial Trade Date, $0.00 per Security;

Specific Terms of the Securities

(b)	On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(0.45% / 365) × Closing Indicative Value on the immediately preceding calendar day × Index Factor

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(0.45% / 365) × Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor on the immediately preceding calendar day

The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

The “Measurement Period Cash Amount” is an amount per Security equal to:

(a)	$0.00, on any calendar day prior to but excluding the first day of an applicable Measurement Period
(b)	On the first day of an applicable one-day Measurement Period:
(i)	At the close of trading on such Index Business Day, the (Closing Indicative Value, on the immediately preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee.
(c)	From and including the first day of an applicable five-day Measurement Period:
(i)	At the close of trading on each Index Business Day, will equal:

(a) Measurement Period Cash Amount on the immediately preceding calendar day, plus (b) ( (i) Closing Indicative Value, on the calendar day immediately preceding the first day of such Measurement Period, times (ii) Index Factor, divided by (iii) five), minus (c) Daily Tracking Fee

(ii)	On any calendar day that is not an Index Business Day, will equal the Measurement Period Cash Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee
(d)	On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

The minimum value of the Measurement Period Cash Amount on any calendar day will be zero.

The Measurement Period Cash Amount represents the portion of the Closing Indicative Value that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business day during a five-day Measurement Period, approximately 20% of the Closing Indicative Value, on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Closing Indicative Value that was deemed converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Closing Indicative Value will be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

The “Final Measurement Period” means:

(a)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described under “—Market Disruption Event” beginning on page S-60;

(b)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $250,000,000, the five (5) Index Business Days from and including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”

Specific Terms of the Securities

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:

(i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by IFEDSO <Index> on Bloomberg.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Indxx LLC.

The “Calculation Date” means September 6, 2061 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon, and a confirmation of redemption by no later than 5:00 p.m., on the same Index Business Day. You must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time-to-time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day. You should not assume that you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if we have issued a call notice, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.

If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event” beginning on page S-60.

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date – Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.”

Specific Terms of the Securities

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date).

We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to such fee waiver.

We will inform you of such Redemption Amount on the first Index Business Day following the applicable Redemption Valuation Date.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation:

Redemption Amount	=	Closing Indicative Value	—	Redemption Fee Amount

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount will reduce your Redemption Amount. If the level of the Index does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. See – UBS Call Right” beginning on page S-58.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice,” in the form attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon on the Index Business Day on which you elect to exercise your redemption right. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Date at a price equal to the Redemption Amount; and
➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m, on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or

Specific Terms of the Securities

such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

We reserve the right from time to time to reduce or waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation Date.

UBS Call Right

UBS may at its option redeem all, but not less than all, of the issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of such Securities (which notice may be provided via press release), not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If we call the Securities, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

We will inform you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Index Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $250,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.” Beginning on page S-60; or

(b)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $250,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

For the purpose of determining the Call Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of its Call Right, will equal:

(i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by IFEDSO <Index> on Bloomberg.

The “Call Valuation Date” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.

In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement Period.

Specific Terms of the Securities

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation:

Call Settlement Amount	=	Closing Indicative Value on last Index Business Day in Call Measurement Period

You may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon UBS’s exercise of its call right.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split, and its effective date. The date of such press release shall be deemed to be the “announcement date” of the split or the reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Closing Indicative Value and other relevant terms of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Closing Indicative Value on such record date will be divided by four to reflect the 4:1 split. The adjusted Closing Indicative Value will be rounded to eight decimal places. The split or reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not occur if we exercise our Call Right before it becomes effective.

In the case of a reverse split, the Closing Indicative Value and other relevant terms of the Securities will be adjusted accordingly, and we will determine in our sole discretion the manner in which we will address odd numbers of Securities (commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Closing Indicative Value of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Closing Indicative Value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will not occur if we exercise our Call Right before it becomes effective.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold that is evenly divisible by the reverse split divisor. We will determine in our sole discretion the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Security Calculation Agent

UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, Current Indicative Value (which we also refer to as the “intraday indicative value”), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Index Factor, the Residual Factor, the Index Closing Level, the Daily Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption

Specific Terms of the Securities

Amount, if any, that we will pay you upon redemption, if applicable and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an interest in the Securities, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early redemption or call, on or prior to 12:00 noon on the Index Business Day immediately preceding the Maturity Date, any Redemption Date, or any Call Settlement Date.

All dollar amounts related to determination of the Daily Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount, is scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption Event with respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June 5th the third Index Business Day, June 6th the fourth Index Business Day and the next Index Business Day after June 6th would be the final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a five-day Final Measurement Period.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date) or the Calculation Date (in the event that the Final Measurement Period is the Calculation Date), the Index Closing Level for such Redemption Valuation Date, Call Valuation Date or Calculation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date) or Calculation Date (in the event that the Final Measurement Period is the Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date or Calculation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

Specific Terms of the Securities

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c)	the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and
(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this

Specific Terms of the Securities

assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Index Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or
➢	every quotation of that kind obtained is objected to within five (5) Index Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Index Business Days after that first Index Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation

If (i) the Index Sponsor or the Index Calculation Agent announces that it itends to discontinue, or discontinues, publication of, or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below) under the EU Benchmarks Regulation or UK Benchmarks Regulation (each as described under “Risk Factors – The Securities are linked to the Index and are subject to certain regulatory risks”) occurs with respect to the Index or the Index Sponsor, if applicable, (iii) our license agreement with the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an EU Benchmarks Regulation compliant index licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “successor index”), and the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, and the amount payable at maturity or upon early redemption or call and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice of the successor index and the date on and after which the Index Closing Level will be determined by reference thereto to be furnished to the trustee, to us and to the holders of the Securities.

Specific Terms of the Securities

If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

For purposes of the above, a “Benchmark Event” may occur if the EU Benchmarks Regulation and/or UK Benchmarks Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the Index Sponsor is not permitted under the EU Benchmarks Regulation or UK Benchmarks Regulation, as applicable.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Current Indicative Value (or “intraday indicative value”), Closing Indicative Value, Index Factor, Residual Factor, Daily Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, upon early redemption by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

An “Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange- imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after September 14, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

Specific Terms of the Securities

(c)

any event that occurs on or after September 14, 2021 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or such successor Substitute Index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Daily Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, and all related payment terms based directly or indirectly on the Index Closing Level calculated by the Security Calculation Agent. Accordingly, if the method of calculating the Index or a successor or Substitute Index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been modified (e.g., as if such rebasing had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove reference the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-25 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Specific Terms of the Securities

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituent Securities or, if applicable, other securities of issuers of the Index Constituent Securities,
➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or securities, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in a Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the- counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index. Any of these hedging activities may adversely affect the level of the Index, and therefore, the market value of your Securities or amount we will pay on your Securities on the relevant Redemption Date, Call Settlement Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the Securities declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors — Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS” on page S-23 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date hereof and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not discuss all of the tax consequences that apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a person subject to alternative minimum tax,
➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “— U.S. Holders — Unrelated Business Taxable Income,” the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “— Non-U.S. Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, then it is likely that (i) a U.S. holder will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) a U.S. holder

Material U.S. Federal Income Tax Consequences

will generally recognize capital gain or loss upon the sale, redemption or maturity of the Securities in an amount equal to the difference between the amount that it realizes at such time and the amount that it paid for the Securities (including the creation fee, if any, payable by institutional investors transacting directly with UBS Securities LLC). Such gain or loss will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. Some possible alternative treatments are described below. In particular, it is possible that you could be required to include the dividends on the Index Constituent Securities in income when they are distributed (based on the notional amount of the Index that is referenced by your Securities), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Alternatively, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would generally be required to currently include any dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by your Securities), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. In addition, under this treatment, you would generally recognize gain or loss, at least some of which could be short-term capital gain or loss upon an adjustment or rebalancing of the Index. Furthermore, under this treatment, you would treat the Daily Tracking Fee as amounts of expense that would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amount would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities.

In addition, if the Index includes components that are classified as a partnership, real estate investment trust, regulated investment company or a passive foreign investment company, in each case for U.S. federal income tax purposes, then it is possible that the portion of such Securities that reference such components may be subject to the special constructive ownership rules under Section 1260 of the Code, in which case a portion of any gain that you recognize upon the sale, redemption or maturity of the Securities could be treated as ordinary income that is subject to an interest charge.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Material U.S. Federal Income Tax Consequences

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “— Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

Material U.S. Federal Income Tax Consequences

Section 871(m) and the regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts, such as structured notes, held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, and intend to take the position, that the Securities should be treated as delta-one contracts for this purpose. The Section 871(m) tax applies even if the dividends on the reference equities are not transmitted to the non-U.S. holder.

The Section 871(m) regulations provide that contracts that reference a “qualified index” generally are not subject to withholding under Section 871(m). The determination as to whether an index is a qualified index for contracts that are issued in a calendar year is made on the first business day of the calendar year. If an index is a qualified index as of such day, then all contracts that are issued within that year with respect to the performance of the index will be treated as a qualified index during the term of the contract.

We currently believe, and currently intend to take the position, that the Index should not be treated as a qualified index in 2021. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities, which are U.S. corporations, for Section 871(m) purposes. Non-U.S. holders of Securities should therefore be subject to a 30% withholding tax (subject to reduction under an applicable treaty) with respect to their share of dividends on the Index Constituent Securities (based on the notional amount of the Index that is referenced by the Securities that are owned by the non-U.S. holder). This will be the case even though such amounts will be invested in the Index and will not be distributed to holders of Securities.

The timing of the Section 871(m) withholding tax depends on an election that is made by the withholding agent with respect to your Securities. The withholding agent could elect to impose the withholding tax with respect to dividends that are paid on the Index Constituent Securities at the time that such dividends are paid, even though such amount will be invested in the Index and there will be no corresponding distributions to holders of Securities. We intend to report, and impose withholding if we are the withholding agent, based on each date that there is a distribution on the Index Constituent Securities. If a withholding agent makes this election with respect to your Securities, then it will impose withholding even though there is no cash payment from which to withhold. Accordingly, the withholding agent will withhold from other assets of yours that are in its custody or it may dispose of a portion of your Securities in order to fund the withholding tax.

If a withholding agent does not make the election described in the preceding paragraph, then it will withhold the Section 871(m) tax upon the earlier of the sale, redemption or maturity of the Securities. In such a case, the withholding tax will reduce the amount that you receive upon the sale, redemption or maturity of the Securities, and the withholding tax will be imposed based on the dividends that were included in the Index during the term that you held the Securities (based on the notional amount of the Index that is referenced by your Securities) irrespective of the amount that you realize at such time.

If a withholding agent does not impose the Section 871(m) withholding tax, you will still be liable for such tax upon the earlier of the sale, redemption or maturity of the Securities.

If a non-U.S. holder is entitled to a reduced withholding rate under the dividend provision of an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

Non-U.S. holders should consult their tax advisors regarding the amount and timing of the Section 871(m) withholding tax in respect of their Securities, and the possibility that they could be subject to such tax during the term of the Securities notwithstanding that they will not receive any cash prior to the sale, redemption or maturity of the Securities.

Furthermore, payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should

Material U.S. Federal Income Tax Consequences

assume that withholding agents will generally treat payments on the Securities as subject to the FATCA certification and identification requirements.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $50,000,000 aggregate Stated Principal Amount of Securities (2,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Daily Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors who are able to purchase Securities directly from it, a creation fee, which may vary over time at UBS’s discretion. It is likely that the prices at which an institutional investor who has purchased Securities directly from UBS Securities LLC will sell such Securities to investors will reflect any such creation fee paid to UBS. Accordingly, such fee may influence the price that investors pay for their Securities in the secondary market.

UBS expects that delivery of the Securities pursuant to this prospectus supplement will be made against payment therefor on the third business day following the Initial Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this prospectus supplement will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own advisor.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of Securities at any time, at our discretion, or resume sales of Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus supplement and the accompanying prospectus may be used by such dealers in connection with market- making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-66, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Supplemental Plan of Distribution

UBS reserves the right to pay a portion of the Daily Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Annex A

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS IFED Invest with the Fed TR Index ETN Notice of Early Redemption, CUSIP No. 90278V768 (the “Securities”)

[BODY OF EMAIL]

Name of broker: [                ]

Name of beneficial holder: [                ]

Number of Securities to be redeemed: [                ]

Applicable Redemption Valuation Date: [[                ], 20[    ]1

Broker Contact Name: [                ]

Broker Telephone #: [                ]

Broker DTC # (and any relevant sub-account): [                ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — Risks Relating to the Return on the Securities — You will not know the Redemption Amount at the time you request that we redeem your Securities.  The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

[1]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

Annex B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $            ETRACS IFED Invest with the Fed TR Index ETN due September 15, 2061, CUSIP No. 90278V768, redeemable for a cash amount based on the performance of the IFED Large-Cap US Equity Index Total Return (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]2, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

By:
Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date, subject to UBS’s right to waive such minimum redemption requirement in its sole discretion.)

[2]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$50,000,000 ETRACS IFED Invest with the Fed TR Index ETN due September 15, 2061

Prospectus Supplement dated September 14, 2021

(To Prospectus dated February 24, 2021)

UBS Investment Bank